     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 18, 1997
                                                     REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------
                        BURNHAM PACIFIC PROPERTIES, INC.
             (Exact name of Registrant as specified in its charter)

                      MARYLAND                                            33-0204162
              (State of incorporation)                      (I.R.S. Employer Identification Number)

                              610 WEST ASH STREET
                                   SUITE 1600
                          SAN DIEGO, CALIFORNIA 92101
                                 (619) 652-4700
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                            ------------------------
                                DANIEL B. PLATT
                              610 West Ash Street
                                   Suite 1600
                          San Diego, California 92101
                                 (619) 652-4700
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------
                                 WITH COPY TO:
                             WILLIAM B. KING, P.C.
                          GOODWIN, PROCTER & HOAR LLP
        Exchange Place, Boston, Massachusetts 02109-2881  (617) 570-1000

    Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. [X]
    If this form is used to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering. [ ]
    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering. [ ]
    If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                                    PROPOSED MAXIMUM   PROPOSED MAXIMUM
                                                   AMOUNT TO BE         OFFERING           AGGREGATE          AMOUNT OF
      TITLE OF SECURITIES BEING REGISTERED         REGISTERED(1)    PRICE PER UNIT(2)  OFFERING PRICE(3) REGISTRATION FEE(4)

----------------------------------------------------------------------------------------------------------------------------
Debt Securities.................................
Common Stock(5).................................    $321,728,125          N.A.           $321,728,125          $60,607
Preferred Stock(6)..............................
Depositary Shares representing Preferred
  Stock(7)......................................
Warrants or Rights(8)...........................
Units of Securities.............................
============================================================================================================================

(1) The amount to be registered consists of up to $200,000,000 of an indeterminate amount of Debt Securities, Common Stock, Preferred Stock, Depositary Shares representing Preferred Stock, Warrants or Rights and/or Units of Securities, and pursuant to Rule 429 under the Securities Act the Prospectus contained herein also relates to an additional $121,728,125 of Common Stock and Convertible Debt Securities being carried forward from the Registrant's earlier Registration Statement on Form S-3 (File No. 33-68712), which have not been sold.
(2) The proposed maximum offering price per unit has been omitted pursuant to Securities Act Release No. 6964. The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act and reflects the offering price rather than the principal amount of any Debt Securities issued at a discount.
(3) Estimated solely for purposes of computing the registration fee. No separate consideration will be received for shares of Common Stock issued upon conversion of Debt Securities or Preferred Stock.
(4) Pursuant to Rule 429 under the Securities Act the amount of $121,728,125 of Common Stock and Convertible Debt Securities covered by the earlier Registration Statement on Form S-3 (File No. 33-68712) is being carried forward and the corresponding registration fee of $38,017 was previously paid at the time of filing.
(5) There is also being registered hereunder such currently indeterminate number of shares of Common Stock as may be issued upon conversion of the Debt Securities or Preferred Stock and/or upon the exercise of Warrants or Rights registered hereby.
(6) There is also being registered hereunder such currently indeterminate number of shares of Preferred Stock as shall be issuable upon conversion or redemption of Debt Securities or Depositary Shares and/or registered hereby and upon exercise of Warrants or Rights registered hereby.
(7) There is also being registered hereunder such currently indeterminate number of Depositary Shares representing Preferred Stock to be evidenced by Depositary Receipts issued pursuant to a Deposit Agreement. In the event the Registrant elects to offer to the public fractional interests in shares of Preferred Stock registered hereunder, Depositary Receipts will be distributed to those persons purchasing such fractional interests, and shares of Preferred Stock will be issued to the depositary under the Deposit Agreement.
(8) There is also being registered hereunder such currently indeterminate amount and number of Warrants or Rights, representing rights to purchase Debt Securities, shares of Preferred Stock, Depositary Shares or shares of Common Shares registered hereby.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL NOR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                             SUBJECT TO COMPLETION
                   PRELIMINARY PROSPECTUS DATED JULY 18, 1997

PROSPECTUS
-----------------
                                  $321,728,125

                        BURNHAM PACIFIC PROPERTIES, INC.

                                DEBT SECURITIES
                                  COMMON STOCK
                                PREFERRED STOCK
                 DEPOSITARY SHARES REPRESENTING PREFERRED STOCK
                               WARRANTS OR RIGHTS
                              UNITS OF SECURITIES
                            ------------------------
     Burnham Pacific Properties, Inc. ("Burnham" or the "Company") may offer from time to time in one or more series (i) its unsecured debt securities consisting of bonds, debentures, notes and/or other evidences of indebtedness ("Debt Securities"), (ii) shares of its common stock, par value $.01 per share ("Common Stock"), (iii) shares of its preferred stock, par value $.01 per share ("Preferred Stock" and, together with the Common Stock, the "Capital Stock"),
(iv) Preferred Stock represented by depositary shares ("Depositary Shares"), (v) warrants or rights ("Warrants") for Common Stock, Preferred Stock and/or Debt Securities and (vi) units ("Units") consisting of two or more of the foregoing securities, with an aggregate public offering price of up to $321,728,125 in amount, at prices and on terms to be determined at the time of offering. The Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants and Units (collectively, the "Securities") may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more supplements to this Prospectus (each a "Prospectus Supplement").

     The specific terms of the Securities for which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement and will include, where applicable: (i) in the case of Debt Securities, the specific title, aggregate principal amount, ranking, currency, form (which may be registered or bearer, or certificated or global), authorized denominations, maturity, rate (or manner of calculation thereof) and time of payment of interest, terms for redemption at the option of the Company or repayment at the option of the holder, terms for sinking fund payments, terms for conversion into Preferred Stock or Common Stock, covenants and the offering price; (ii) in the case of Common Stock, the offering price; (iii) in the case of Preferred Stock, the specific designation and stated value per share, any dividend, liquidation, redemption, conversion, voting and other rights, and the offering price; (iv) in the case of Depositary Shares, the fractional shares of Preferred Stock represented by each such Depositary Share; (v) in the case of Warrants, the number and terms thereof, any applicable designation thereof, and the designation and the number of securities issuable upon their exercise, the exercise price, the terms of the offering and sale thereof and, where applicable, the duration and detachability thereof; and (vi) in the case of Units, a description of the securities comprising such Units and the offering price thereof. In addition, such specific terms may include limitations on direct or beneficial ownership and restrictions on transfer of the Securities, in each case as may be consistent with the Company's Articles of Incorporation, as amended (the "Charter") or otherwise appropriate to preserve the status of the Company as a real estate investment trust ("REIT") for federal income tax purposes.

     The applicable Prospectus Supplement will also contain information, where appropriate, about certain United States federal income tax considerations relating to, and any listing on a securities exchange of, the Securities covered by such Prospectus Supplement.

     The Securities may be offered directly by the Company, through agents designated from time to time by the Company or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying Prospectus Supplement. See "Plan of Distribution." No Securities may be sold without delivery of a Prospectus Supplement describing the method and terms of the offering of such Securities.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                            ------------------------
                 The date of this Prospectus is July 18, 1997.

                             AVAILABLE INFORMATION

     No person has been authorized to give any information or to make any representation not contained or incorporated by reference in this Prospectus or any accompanying Prospectus Supplement and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any underwriter, dealer or agent. Neither the delivery of this Prospectus or any accompanying Prospectus Supplement nor any sale made hereunder or thereunder shall, under any circumstances, create an implication that the information contained herein or in the accompanying Prospectus Supplement is correct as of any date subsequent to the date hereof or thereof or that there has been no change in the affairs of the Company since the date hereof or thereof. Neither this Prospectus nor any accompanying Prospectus Supplement constitutes an offer to sell or a solicitation of an offer to buy Securities in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith files periodic and current reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Copies of such material can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such reports, proxy statements and other information can also be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 500 West Madison Street (Suite
1400), Chicago, Illinois 60661 and at 7 World Trade Center, 13th Floor, New York, New York 10048 and at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. The Commission also maintains a Web site that contains reports, proxy statements and other information about the Company filed electronically with the Commission: http://www.sec.gov.

     The Company has filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement, copies of which may be obtained upon payment of a fee prescribed by the Commission, or may be examined free of charge at the principal office of the Commission in Washington, D.C.

     Statements made in this Prospectus or in the accompanying Prospectus Supplement as to the contents of any contract or other document referred to do not purport to be complete, and reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company hereby incorporates by reference (i) its Annual Report on Form 10-K for the year ended December 31, 1996 filed with the Commission on March 25, 1997, (ii) its Proxy Statement dated March 31, 1997 for its 1997 Annual Meeting of Shareholders, (iii) its Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 filed on May 15, 1997, (iv) its Current Report on Form 8-K/A dated January 31, 1997 filed on April 15, 1997, and (v) the description of its Common Stock contained in its Registration Statement on Form 8-B filed on June 2, 1997.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Prospectus and prior to the termination of the Offering of the Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in an applicable Prospectus Supplement) or in any subsequently filed document that is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Prospectus or any Prospectus Supplement, except as so modified or superseded.

     The Company will provide, without charge, to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, at the request of such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits thereto, unless such exhibits are specifically incorporated by reference into such documents). Written requests for such copies should be directed to Daniel B. Platt, Chief Financial Officer, Burnham Pacific Properties, Inc., 610 West Ash Street, Suite 1600, San Diego, California 92101, telephone (619) 652-4700.

                                  THE COMPANY

     The Company is a fully-integrated, self-managed real estate operating company which acquires, rehabilitates, develops and manages retail properties on the West Coast. The Company was originally incorporated as a California corporation in 1986 and in 1987 became the successor to a publicly-traded real estate limited partnership which was organized in 1963. The Company reorganized as a Maryland corporation in May 1997. The Company has elected to qualify as a real estate investment trust ("REIT") for federal income tax purposes since 1987.

     The Company's principal, executive office is located at 610 West Ash Street, Suite 1600, San Diego, California, 92101, and its telephone number is
(619) 652-4700.

                       RATIO OF EARNINGS TO FIXED CHARGES

                                                                                             QUARTER
                                                                                              ENDED
                                                        YEAR ENDED DECEMBER 31,             MARCH 31
                                              -------------------------------------------   --------
                                              1992     1993     1994      1995       1996     1997
                                              ----     ----     ----      ----       ----     ----
                                                              (DOLLARS IN THOUSANDS)
Ratio of earnings to fixed charges..........  1.09     1.94     2.13          --     1.67    1.23

Deficiency in the coverage of fixed charges
  by earnings before fixed charges..........    --       --       --     $15,048       --      --

     The ratio of earnings to fixed charges equals earnings before fixed charges divided by fixed charges. For purposes of calculating the ratio of earnings to fixed charges, earnings before fixed charges consist of income from operations plus fixed charges (other than capitalized interest). Fixed charges consist of interest expense and capitalized interest.

     Exclusive of impairments/write downs of assets, the ratio of earnings to fixed charges for the year ended December 31, 1995, would have been 1.61.

                                USE OF PROCEEDS

     Unless otherwise described in the applicable Prospectus Supplement, the Company intends to use the net proceeds from the sale of Securities primarily to repay indebtedness, to acquire additional retail shopping centers or other retail or entertainment facilities and to fund the development, expansion and/or improvement of new or existing retail shopping centers or other retail or entertainment centers already owned by the Company. The net proceeds from the sale of Securities may also be used for other general corporate purposes. Pending their use as described above, net proceeds from the sale of Securities may be invested in short term investments.

                                  RISK FACTORS

     In addition to the other information set forth and incorporated by reference herein, prospective investors should carefully consider the following information in evaluating the Company and its business before making an investment in the Securities offered hereby. The information contained and incorporated by reference in this Prospectus and the applicable Prospectus Supplement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that involve a number of risks and uncertainties. A number of factors could cause results to differ materially from those anticipated by such forward-looking statements. These factors include, but are not limited to, the competitive environment in the retail industry in general and in the Company's specific market areas, changes in prevailing interest rates and the availability of financing, inflation, economic conditions in general and in the Company's specific market areas, labor disturbances, demands placed on management by a substantial increase in the number of properties owned by the Company (the "Properties"), and changes in the Company's acquisition plans and certain other factors described below or in the Prospectus Supplement relating to a specific issuance of Securities. In addition, such forward-looking statements are necessarily dependent upon assumptions, estimates and data that may be incorrect or imprecise. Accordingly, any forward-looking statements included or incorporated by reference in this Prospectus and the applicable Prospectus Supplement do not purport to be predictions of future events or circumstances and may not be realized. Forward-looking statements can be identified by, among other things, the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "seeks," "pro forma," or "anticipates," or the negative thereof, or other variations thereon or comparable terminology, or by discussions of strategy or intentions.

GENERAL REAL ESTATE INVESTMENT RISKS

     Real property investments are subject to a variety of risks. The yields available from equity investments in real estate depend on the amount of income generated and expenses incurred. If the Properties do not generate sufficient income to meet operating expenses, including debt service and capital expenditures, the Company's results of operations and ability to make distributions to its stockholders will be adversely affected. The performance of the economy in each of the areas in which the Company's Properties are located affects occupancy, market rental and vacancy rates and expenses, and, consequently, has an impact on the revenues from the Properties and their underlying values. The financial results of major local employers may have an impact on the revenues and value of certain of the Properties.

     Revenues from the Company's Properties may be further adversely affected by, among other things, the general economic climate, local economic conditions in which the Properties are located, such as oversupply of space or a reduction in demand for rental space, the attractiveness of the Properties to tenants, competition from other available space, the ability of the Company to provide for adequate maintenance and insurance and increased operating expenses (including real estate taxes and utilities) which may not be passed through to tenants, and the expense of periodically renovating, repairing and re-leasing space. There is also the risk that as leases on the Properties expire, tenants will enter into new leases on terms that are less favorable to the Company. Revenues and real estate values may also be adversely affected by such factors as applicable laws (e.g., the Americans With Disabilities Act of 1990 and tax laws), interest rate levels and the availability and terms of financing. In addition, real estate investments are relatively illiquid and, therefore, will tend to limit the ability of the Company to vary its portfolio promptly in response to changes in economic or other conditions.

     Most of the leases of the Company's retail Properties, as is common with many multi-tenant shopping centers, provide for tenants to reimburse the Company for a portion (frequently based upon the portion of total retail space in the Property that is occupied by the tenant) of the common area maintenance, real estate taxes, insurance and other operating expenses of the Property. To the extent that a Property has vacant rentable space, not only will the Company be deprived of the base rent that it would receive if the vacant space were occupied, but the Company itself will have to bear the unreimbursed expense applicable to such vacant space. Likewise, such expenses are generally not reduced when circumstances cause a reduction in rental revenues from the Property. If a Property is mortgaged to secure the payment of indebtedness and if the Company is unable to meet its mortgage payments, a loss could be sustained as a result of foreclosure on the Property or the exercise of other remedies by the mortgagee. Likewise, if a Property suffers sustained reductions in revenues, the Company may sustain a writedown of the asset value and a related charge to earnings.

GEOGRAPHIC CONCENTRATION

     The Company's Properties are all located on the West Coast, substantially all within the State of California, and within such state primarily in the San Diego County, greater Los Angeles and San Francisco Bay areas. This concentration of Properties subjects the Company to the strengths or weaknesses of the California economy and the aforementioned local economies in a number of ways. The performance of the economy in each locality affects occupancy, market rental rates and expenses and, consequently, has an impact on the revenues from the Company's Properties and their underlying values. The financial results of major local employers may have an impact on the revenues and value of certain of the Properties. A downturn in the economy of California in general or of any of these local economies could adversely affect the Company's results of operations and ability to make distributions to its stockholders. In that regard, certain areas of California (particularly the greater Los Angeles area) have in the past been adversely affected by reductions in defense spending, and certain other areas of California (particularly the San Francisco Bay area) may be substantially influenced by conditions in the high technology industries. Additionally, certain areas in California have been and remain subject to various natural disasters, including earthquakes and floods. See "--Insurance Coverage Limitations."

INVESTMENT IN SINGLE INDUSTRY

     The Company's current strategy is to acquire interests only in retail shopping centers and related properties. As a result, the Company will be subject to risks inherent in investments in a single industry. The effects on cash available for distribution to the Company's stockholders resulting from a downturn in the retail industry might be more pronounced than if the Company's portfolio were more diversified as to property types.

     Among the risks that the Company as an owner of Properties leased primarily to retail tenants may face are the volatile nature of the retail business and changes in consumer preferences, which may result in tenant failures or changes in the physical requirements of retailers that the Company may be required to accommodate in order to retain or attract tenants. Retail chains may overexpand in the same general market area, thereby creating competition with their own stores that may be in one or more of the Company's Properties. Because many anchor tenants frequently have negotiating power to demand the exclusive or sole right to sell certain types of products in a shopping center, the existence of such rights may adversely limit the Company's ability to lease space in the center to retailers of potentially competing products. The foregoing and similar factors may affect the revenues, and resulting value, of the Company's Properties.

COMPETITION

     Numerous retail properties compete with the Company's Properties in attracting tenants to lease space. Some of these competing properties are newer and better located or designed and may offer lower expenses or be better capitalized than the Company's Properties. The number of competitive commercial properties in a particular area could have a material adverse effect on the Company's ability to lease space in its Properties or at newly developed or acquired properties and on the rents charged.

     Additionally, the Company may be competing for investment opportunities with entities which have substantially greater financial resources than the Company. These entities may generally be able to accept more risk than the Company can prudently manage. Competition may generally reduce the number of suitable investment opportunities offered to the Company and increase the bargaining power of property owners seeking to sell.

BANKRUPTCY AND FINANCIAL CONDITION OF TENANTS

     At any time, a tenant of the Properties may seek the protection of the bankruptcy laws, which could result in the rejection and termination of such tenant's lease and thereby adversely affect the Company's results of operations and ability to make distributions to its stockholders. Although the Company has not experienced material losses from tenant bankruptcies, no assurance can be given that tenants will not file for bankruptcy protection in the future, or if any tenants file, that they will affirm their leases and continue to make rental payments in a timely manner. In addition, a tenant from time to time may experience a downturn in its business which may weaken its financial condition and result in the failure to make rental payments when due. If tenant leases are not affirmed following bankruptcy or if a tenant's financial condition weakens, the Company's results of operations and ability to make distributions to its stockholders may be adversely affected.

ACQUISITION AND DEVELOPMENT ACTIVITIES

     The Company intends to acquire existing retail commercial properties to the extent that they can be acquired on acceptable terms and meet the Company's investment criteria, including the availability of suitable financing. Acquisitions of retail commercial properties entail general investment risks associated with any real estate investment, including the risk that investments will fail to perform as expected or that estimates of the cost of improvements to bring an acquired property up to standards established for the intended market position may prove inaccurate.

     The Company is pursuing certain commercial property development projects and expects to develop other projects. As a general matter, property development projects typically carry a higher, and sometimes substantially higher, level of risk than the acquisition of existing properties. For example, development projects generally require various governmental and other approvals, the receipt of which cannot be assured. Approvals frequently require undertakings for public infrastructure improvements or other activities to mitigate the effects of the proposed development, whose costs also cannot be assured. The Company's development activities will entail a variety of other risks, including the risk that funds will be expended and management time will be devoted to projects which may not come to fruition; the risk that a project will not be developed by the scheduled completion date; the risk that construction costs of a project may exceed original estimates, possibly making the project economically unfavorable to operate or requiring a writedown of the carrying amount of the project; the risk that occupancy rates and rents at a completed project will be less than anticipated; and the risk that expenses at a completed development will be higher than anticipated. These risks may adversely affect the Company's results of operations and ability to make distributions to its stockholders.

     The integration of the aforementioned acquisition and development properties into the systems and procedures of the Company presents a management challenge, and the failure to integrate such properties into the Company's operating structures could have a material adverse effect on the Company's results of operations and ability to make distributions to its stockholders.

DEPENDENCE ON KEY PERSONNEL

     The Company is dependent on the efforts of its executive officers, J. David Martin, President and Chief Executive Officer of the Company, and Daniel B. Platt, Executive Vice President, Chief Financial Officer and Chief Administrative Officer of the Company, and the loss of their services could have an adverse affect on the operations of the Company. The Company has an employment agreement with Mr. Martin, which is terminable by either party at will.

CONFLICTS OF INTEREST

     The Company currently has various development projects which it acquired from Mr. Martin, concurrently with Mr. Martin's appointment as President and Chief Executive Officer in 1995. While the Company has adopted procedures for decision-making with respect to such projects (including Mr. Martin's absence from Board of Directors meetings during certain discussions involving such projects), nevertheless the arrangement could result in conflicts of interest in one or more of the projects.

CONSEQUENCES OF FAILURE TO QUALIFY AS A REIT

     The Company has elected to qualify as a REIT under the Internal Revenue Code of 1986 as amended (the "Code"). Although the Company believes that it has operated in a manner which satisfies the REIT qualification requirements since 1987, no assurance can be given that the Company's qualification as a REIT will not be challenged by the Internal Revenue Service for taxable years still subject to audit or that the

Company will continue to qualify as a REIT in future years. A REIT generally is not taxed on distributed income so long as it distributes to its stockholders at least 95% of its real estate investment trust taxable income. Qualification as a REIT involves the satisfaction of numerous requirements (some on an annual or quarterly basis) established under highly technical and complex Code provisions for which there are only limited judicial or administrative interpretations and involves the determination of various factual matters and circumstances not entirely within the Company's control. If in any taxable year the Company were to fail to qualify as a REIT, the Company would not be allowed a deduction for distributions to stockholders in computing taxable income and would be subject to federal income tax on its taxable income at regular corporate rates. Unless entitled to relief under certain statutory provisions, the Company would also be disqualified from treatment as a REIT for the four taxable years following the year during which qualification was lost. As a result, the funds available for distribution to the Company's stockholders would be reduced for each of the years involved. Although the Company currently intends to operate in a manner designed to qualify as a REIT, it is possible that future economic, market, legal, tax or other considerations may cause the Company to fail to qualify as a REIT or may cause the Company's Board of Directors to revoke the REIT election. See "Federal Income Tax Considerations."

ENVIRONMENTAL MATTERS

     Under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate is liable for the costs of removal or remediation of certain hazardous or toxic substances on or in such property. Such laws often impose such liability without regard to whether the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. The presence of such substances, or the failure to properly remediate such substances, may adversely affect the owner's or operator's ability to sell or rent such property or to borrow using such property as collateral. Persons who arrange for the disposal or treatment of such hazardous or toxic substances may also be liable for the costs of removal or remediation of such substances at a disposal or treatment facility, whether or not such facility is owned or operated by such person. In connection with the ownership (direct or indirect), operation, management and development of real properties, the Company may be considered an owner or operator of such properties or as having arranged for the disposal or treatment of hazardous or toxic substances and, therefore, may be potentially liable for removal or remediation costs. Certain environmental laws impose liability for release of asbestos-containing materials into the air, and third parties may seek recovery from owners or operators of real properties for personal injuries associated with asbestos-containing materials. The Company may be potentially liable for removal or remediation costs, as well as certain other costs, including governmental fines and costs related to injuries to persons and property, resulting from the environmental condition of its Properties, regardless of whether the Company itself actually contributed to such condition.

RISKS OF LEVERAGE

     Like many owners of real estate, the Company relies on borrowings to assist it in acquiring, developing and holding its properties. The Company currently has a line of credit facility (the "Credit Facility") that has secured and unsecured portions and also owns various Properties that are encumbered by deeds of trust or mortgages to various lenders. Neither the Charter nor the Bylaws of the Company limit the amount of indebtedness the Company may incur. Although financial covenants contained in the Credit Facility limit the amount of additional indebtedness the Company may incur, those covenants currently would permit the Company to incur substantial additional indebtedness. Currently, the maximum committed amount available under the Company's Credit Facility is $205 million. The Company has utilized the Credit Facility to finance certain recent acquisitions and may use the Credit Facility to fund the acquisition of additional properties and for other general corporate purposes. A portion of the Credit Facility is currently secured by certain Properties owned by the Company and the Credit Facility requires that the Company comply with a number of financial covenants. The Company is also obligated by other indebtedness secured by individual Properties. There can be no assurances that the Company will be able to meet its debt service obligations or to comply with the financial covenants in its debt instruments and, to the extent that it cannot, the lenders typically would be entitled to demand immediate repayment of the related indebtedness and to commence foreclosure proceedings against the property securing such indebtedness, thereby subjecting the Company to the risk of loss of some or all of its assets, including certain of its Properties. Adverse economic conditions could cause the terms on which borrowings become available to be unfavorable. In such circumstances, if the Company is in need of capital to repay indebtedness in accordance with its terms or otherwise, it could be required to liquidate one or more investments in Properties at unfavorable prices. The Company will be subject to the risks normally associated with debt financing, including the risk that the Company's cash flow will be insufficient to meet required payments of principal and interest, the risk of increases in interest rates on indebtedness (such as borrowings under the Credit Facility) which bears interest at floating rates, the risk that existing indebtedness cannot be refinanced or that the terms of such refinancing will not be as favorable as the terms of existing indebtedness. The Company's mortgage indebtedness (other than indebtedness under the Credit Facility) is generally nonrecourse to the Company. However, even with respect to nonrecourse mortgage indebtedness, the lenders may have the right to recover deficiencies from the Company in certain circumstances, including fraud, misapplication of funds and environmental liabilities.

INVESTMENTS IN JOINT VENTURES

     The Company has agreements with an institutional investor, California Urban Investment Partners ("CUIP"), relating to the joint ownership of two shopping center properties, Margarita Plaza and Ladera Center. Each property is owned by a separate limited liability company, of which both the Company and CUIP are managing members. The Company's interest in Margarita Plaza is 25%, and CUIP's is 75%. While the Company has substantially all of the ownership interest in Ladera Center at the date of this Prospectus, CUIP is obligated to fund its acquisition of a 75% interest in Ladera Center in the near future, which will reduce the Company's interest to a minority 25%.

     The Company occasionally makes acquisitions through what are sometimes referred to as "DownREIT partnerships." In general, these transactions involve the existing owners (usually partnerships) contributing their interests in the acquired property to a new limited partnership of which the Company is the general partner, in exchange for consideration which includes the issuance to the contributors of limited partnership interests that are exchangeable after a specified period of time for a fixed number of shares of Common Stock of the Company. A principal objective of contributors in structuring the sale of property to such a partnership is to defer the recognition of income taxes that would be incurred if the consideration received were other than a partnership interest; and the agreements relating to such transactions generally require that the partnerships hold the properties and/or maintain certain levels of indebtedness for negotiated periods of time in order to accommodate the contributors' objectives. Although the Company as general partner of such DownREIT partnerships has full control over the operations of the partnerships and the contributed properties, its ability to sell or refinance the properties may be limited by the terms of the agreements with the contributors.

     The Company may in the future acquire interests in other limited liability companies or in limited and general partnerships, joint ventures and other enterprises (collectively, "Joint Ventures") formed to own or develop real property or interests in real property. The Company may acquire minority interests in certain such Joint Ventures and also may acquire interests as a passive investor without rights to actively participate in management of the Joint Ventures. Investments in Joint Ventures involve additional risks, including the possibility that the other participants may become bankrupt or have economic or other business interests or goals which are inconsistent with those of the Company, that the Company will not have the right or power to direct the management and policies of the Joint Ventures and that such other participants may take action contrary to the instructions or requests of the Company and its policies and objectives or which could jeopardize the Company's ability to maintain its qualification as a REIT. Such investments may also have the potential risk of impasse on decisions, such as a sale, because neither the Company nor any of the other participants have full control over the Joint Ventures. The Company will, however, seek to maintain sufficient control of such Joint Ventures to permit the Company's business objectives to be achieved and its status as a REIT preserved, although there can be no assurance that it will be successful in doing so, which could have a material adverse effect on the Company and its ability to make distributions to stockholders. There is no limitation under the Company's organizational documents as to the amount of available funds that may be invested in Joint Ventures.

INSURANCE COVERAGE LIMITATIONS

     The Company carries comprehensive general liability coverage and umbrella liability coverage on all of its Properties with limits of liability which the Company deems adequate (subject to deductibles and subject to the limitations described below on insurance for losses caused by earthquake or flood) to insure against liability claims and provide for the cost of defense. Similarly, the Company is insured against the risk of direct physical damage in amounts the Company estimates to be adequate (subject to deductibles) to reimburse the Company on a replacement cost basis for costs incurred to repair or rebuild each Property, including loss of rental income during the reconstruction period. There are, however, certain types of extraordinary losses which may be either uninsurable, or not economically insurable. Should any uninsured loss occur, the Company could lose its investment in, and anticipated revenues from, a Property, which could have a material adverse effect on the Company and its ability to make distributions to stockholders. Currently the Company also insures certain of its Properties for loss caused by earthquake in the aggregate amount of $50 million (subject to deductibles) and one of its Properties for loss caused by flood. Because of the high cost of this type of insurance coverage and the wide fluctuations in price and availability, the Company has made the determination that the risk of loss due to earthquake and flood does not justify the cost to increase this coverage any further under current market conditions. However, there can be no assurance that the occurrence of an earthquake, flood or other natural disaster will not adversely affect the Company.

EFFECT OF VARIOUS MARKET FACTORS ON PRICE OF STOCK

     A variety of factors may influence the price of the Company's Common Stock in public trading markets. The Company believes that investors generally perceive REITs as yield-driven investments and compare the annual yield from distributions by REITs with yields on various other types of financial instruments. Thus an increase in market interest rates generally could adversely affect the market price of the Company's Common Stock. Similarly, to the extent that the investing public has a negative perception of companies in the retail business or REITs that own and operate retail shopping centers and other properties catering to retail tenants, the value of the Company's Common Stock may be negatively impacted in comparison to shares of other REITs owning other types of properties and catering to different types of tenants.

     The market price for the Common Stock may be affected by factors such as the announcement of new acquisitions or development projects by the Company or its competitors, quarterly variations in the Company's operating results or the operating results of the Company's competitors, changes in earnings (losses) or other estimates by analysts or reported results that vary from such estimates. In addition, the stock market may experience significant price fluctuations which could affect the market price of the Company's Common Stock which may be unrelated to the operating performance of the Company. Following periods of volatility in the market price of the Company's Common Stock, securities class action litigation could be initiated against the Company which could result in substantial costs and a diversion of management's attention and resources, which would have a material adverse effect on the Company and its ability to make distributions to stockholders.

     The same factors may also adversely affect the market value of any shares of Preferred Stock (or Depositary Receipts representing interests therein) that the Company may issue. Whether or not a market for any series of Preferred Stock (or Depositary Receipts representing interests therein) develops will depend upon a variety of factors including the amount and terms of such series and the number and investment objectives of the purchasers thereof. See "Description of Capital Stock -- Preferred Stock".

DEBT SECURITIES SUBJECT TO EVENT RISK

     Except as may be set forth in any Prospectus Supplement, the Debt Securities will not contain any provisions that would limit the ability of the Company to incur indebtedness or that would afford holders of Debt Securities protection in the event of a highly leveraged or similar transaction involving the Company or in the event of a change of control. Restrictions on ownership and transfers of the Common Stock and Preferred Stock are designed to preserve the Company's status as a REIT and, therefore, may act to prevent or hinder a change of control. See "Description of Capital Stock -- Restrictions on Transfers." Reference is made to the applicable Prospectus Supplement for information with respect to any deletions from, modifica-tions of, or additions to, the events of default or covenants of the Company that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

                         DESCRIPTION OF DEBT SECURITIES

     The Debt Securities will be direct unsecured obligations of the Company and may be either senior Debt Securities ("Senior Debt Securities") or subordinated Debt Securities ("Subordinated Debt Securities"). The Debt Securities will be issued under one or more indentures, each dated as of a date prior to the issuance of the Debt Securities to which it relates. Senior Debt Securities and Subordinated Debt Securities may be issued pursuant to separate indentures (respectively, a "Senior Indenture" and a "Subordinated Indenture"), in each case between the Company and a trustee (a "Trustee"), which may be the same Trustee, and in the form that will be incorporated as an exhibit to the Registration Statement of which this Prospectus is a part prior to or at the time of the offering of the Debt Securities, subject to such amendments as may be adopted from time to time. The Senior Indenture and the Subordinated Indenture, as amended or supplemented from time to time, are sometimes hereinafter referred to collectively as the "Indentures." The Indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended (the "TIA"). The statements made under this heading relating to the Debt Securities and the Indentures are summaries of the anticipated provisions thereof, do not purport to be complete and are qualified in their entirety by reference to the Indentures and such Debt Securities and to any further discussions thereof made in the applicable Prospectus Supplement relating to the specific Debt Securities.

     Capitalized terms used herein and not defined shall have the meanings assigned to them in the applicable Indenture.

TERMS

     General. The Debt Securities will be direct, unsecured obligations of the Company. Unless otherwise indicated in the applicable Prospectus Supplement, the indebtedness represented by the Senior Debt Securities will rank equally with all other unsecured and unsubordinated indebtedness of the Company. The indebtedness represented by Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of Senior Indebtedness of the Company as described under "-- Subordination." The particular terms of the Debt Securities offered by a Prospectus Supplement will be described in the applicable Prospectus Supplement, along with any applicable modifications of or additions to the general terms of the Debt Securities as described herein and in the applicable Indenture and any applicable federal income tax considerations. Accordingly, for a description of the terms of any series of Debt Securities, reference must be made to both the Prospectus Supplement relating thereto and the description of the Debt Securities set forth in this Prospectus.

     Except as set forth in any Prospectus Supplement, the Debt Securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time by the Company or as set forth in the applicable Indenture or in one or more indentures supplemental to such Indenture. All Debt Securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the Debt Securities of such series, for issuance of additional Debt Securities of such series.

     Each Indenture will provide that the Company may, but need not, designate more than one Trustee thereunder, each with respect to one or more series of Debt Securities. Any Trustee under an Indenture may resign or be removed with respect to one or more series of Debt Securities, and a successor Trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as Trustee with respect to different series of Debt Securities, each such Trustee shall be a Trustee of a trust under the applicable Indenture separate and apart from the trust administered by any other Trustee, and, except as otherwise indicated herein, any action described herein to be taken by each Trustee may be taken by each such Trustee with respect to, and only with respect to, the one or more series of Debt Securities for which it is Trustee under the applicable Indenture.

     The following summaries set forth certain general terms and provisions of the Indentures and the Debt Securities. The Prospectus Supplement relating to the series of Debt Securities being offered will contain further terms of such Debt Securities, including the following specific terms:

          (1) The title of such Debt Securities and whether such Debt Securities are Senior Debt Securities or Subordinated Debt Securities;

          (2) The aggregate principal amount of such Debt Securities and any limit on such aggregate principal amount;

          (3) The price (expressed as a percentage of the principal amount thereof) at which such Debt Securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or (if applicable) the portion of the principal amount of such Debt Securities that is convertible into Common Stock or Preferred Stock, or the method by which any such portion shall be determined;

          (4) If convertible, the terms on which such Debt Securities are convertible, including the initial conversion price or rate and the conversion period and any applicable limitations on the ownership or transferability of the Common Stock or Preferred Stock receivable on conversion;

          (5) The date or dates, or the method for determining such date or dates, on which the principal of such Debt Securities will be payable;

          (6) The rate or rates (which may be fixed or variable), or the method by which such rate or rates shall be determined, at which such Debt Securities will bear interest, if any;

          (7) The date or dates, or the method for determining such date or dates, from which any such interest will accrue, the dates on which any such interest will be payable, the record dates for such interest payment dates, or the method by which such dates shall be determined, the persons to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

          (8) The place or places where the principal of (and premium or Make-Whole Amount (as defined in the Indenture), if any) and interest, if any, on such Debt Securities will be payable, where such Debt Securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon the Company in respect of such Debt Securities and the applicable Indenture may be served;

          (9) The period or periods, if any, within which, the price or prices at which and the other terms and conditions upon which such Debt Securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, as a whole or in part, at the option of the Company;

          (10) The obligation, if any, of the Company to redeem, repay or purchase such Debt Securities pursuant to any sinking fund or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the other terms and conditions upon which such Debt Securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligation;

          (11) If other than U.S. dollars, the currency or currencies in which such Debt Securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

          (12) Whether the amount of payments of principal of (and premium or Make-Whole Amount, if any, including any amount due upon redemption, if any) or interest, if any, on such Debt Securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on the yield on or trading price of other securities, including United States Treasury securities, or on a currency, currencies, currency unit or units, or composite currency or currencies) and the manner in which such amounts shall be determined;

          (13) Whether the principal of (and premium or Make-Whole Amount, if any) or interest on the Debt Securities of the series are to be payable, at the election of the Company or a holder thereof, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which such Debt Securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are denominated or stated to be payable and the currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are to be so payable;

          (14) Provisions, if any, granting special rights to the holders of Debt Securities of the series upon the occurrence of such events as may be specified;

          (15) Any deletions from, modifications of or additions to the Events of Default (as defined in the Indenture) or covenants of the Company with respect to Debt Securities of the series, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants described herein;

          (16) Whether and under what circumstances the Company will pay any additional amounts on such Debt Securities in respect of any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem such Debt Securities in lieu of making such payment;

          (17) Whether Debt Securities of the series are to be issuable as Registered Securities, Bearer Securities (with or without coupons) or both, any restrictions applicable to the offer, sale or delivery of Bearer Securities and the terms upon which Bearer Securities of the series may be exchanged for Registered Securities of the series and vice versa (if permitted by applicable laws and regulations), whether any Debt Securities of the series are to be issuable initially in temporary global form and whether any Debt Securities of the series are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global Security may exchange such interests for Debt Securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in the Indenture, and, if Registered Securities of the series are to be issuable as a Global Security (as defined), the identity of the Depositary for such series;

          (18) The date as of which any Bearer Securities of the series and any temporary Global Security representing outstanding Debt Securities of the series shall be dated if other than the date of original issuance of the first Security of the series to be issued;

          (19) The Person to whom any interest on any Registered Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, the manner in which, or the Person to whom, any interest on any Bearer Security of the series shall be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which, any interest payable on a temporary Global Security on an Interest Payment Date will be paid if other than in the manner provided in the Indenture;

          (20) The applicability, if any, of the defeasance and covenant defeasance provisions of the Indenture to the Debt Securities of the series;

          (21) If the Debt Securities of such series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and/or terms of such certificates, documents or conditions;

          (22) The obligation, if any, of the Company to permit the conversion of the Debt Securities of such series into Common Stock or Preferred Stock, as the case may be, and the terms and conditions upon which such conversion shall be effected (including, without limitation, the initial conversion price or rate, the conversion period, any adjustment of the applicable conversion price and any requirements relative to the reservation of such shares for purposes of conversion); and

          (23) Any other terms of the series (which terms shall not be inconsistent with the provisions of the Indenture under which the Debt Securities are issued).

     If so provided in the applicable Prospectus Supplement, the Debt Securities may be issued at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof ("Original Issue Discount Securities"). In such cases, all material U.S. federal income tax, accounting and other considerations applicable to Original Issue Discount Securities will be described in the applicable Prospectus Supplement.

DENOMINATION, INTEREST, REGISTRATION AND TRANSFER

     Unless otherwise described in the applicable Prospectus Supplement, the Debt Securities of any series will be issuable in denominations of $1,000 and integral multiples thereof. Where Debt Securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special federal income tax considerations, applicable to any such Debt Securities and to payment on and transfer and exchange of such Debt Securities will be described in the applicable Prospectus Supplement. Bearer Debt Securities will be transferable by delivery.

     Unless otherwise specified in the applicable Prospectus Supplement, the principal of (and applicable premium or Make-Whole Amount, if any) and interest on any series of Debt Securities will be payable at the corporate trust office of the applicable Trustee, the address of which will be stated in the applicable Prospectus Supplement; provided that, at the option of the Company, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such Debt Securities or by wire transfer of funds to such person at an account maintained within the United States.

     Any interest not punctually paid or duly provided for on any Interest Payment Date with respect to a Debt Security in registered form ("Defaulted Interest") will forthwith cease to be payable to the holder on the applicable Regular Record Date and may either be paid to the Person in whose name such Debt Security is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Trustee, in which case notice thereof shall be given to the holder of such Debt Security not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more completely described in the applicable Indenture.

     Subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series will be exchangeable for any authorized denomination of other Debt Securities of the same series and of a like aggregate principal amount and tenor upon surrender of such Debt Securities at the corporate trust office of the applicable Trustee or at the office of any transfer agent designated by the Company for such purpose. In addition, subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series may be surrendered for registration of transfer or exchange thereof at the corporate trust office of the applicable Trustee or at the office of any transfer agent designated by the Company for such purpose. Every Debt Security in registered form surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer, and the person requesting such action must provide evidence of title and identity satisfactory to the applicable Trustee or transfer agent. No service charge will be made for any registration of transfer or exchange of any Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If the applicable Prospectus Supplement refers to any transfer agent (in addition to the applicable Trustee) initially designated by the Company with respect to any series of Debt Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that the Company will be required to maintain a transfer agent in each place of payment for such series. The Company may at any time designate additional transfer agents with respect to any series of Debt Securities.

     Neither the Company nor any Trustee shall be required to (i) issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before the selection of any Debt Securities for redemption and ending at the close of business on the day of mailing of the notice of redemption; (ii) register the transfer of or exchange any Debt Security, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of any Debt Security being redeemed in part; or (iii) issue, register the transfer of or exchange any Debt Security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such Debt Security not to be so repaid.

     Payment in respect of Debt Securities in bearer form will be made in the currency and in the manner designated in the applicable Prospectus Supplement, subject to any applicable laws and regulations, at such paying agencies outside the United States as the Company may appoint from time to time. The paying agents outside the United States, if any, initially appointed by the Company for a series of Debt Securities will be named in the Prospectus Supplement. Unless otherwise provided in the applicable Prospectus Supplement, the Company may at any time designate additional paying agents or rescind the designation of any paying agents, except that, if Debt Securities of a series are issuable in registered form, the Company will be required to maintain at least one paying agent in each place of payment for such series and if Debt Securities of a series are issuable in bearer form, the Company will be required to maintain at least one paying agent in a place of payment outside the United States where Debt Securities of such series and any coupons appertaining thereto may be presented and surrendered for payment.

MERGER, CONSOLIDATION OR SALE OF ASSETS

     The Indentures will provide that the Company may, without the consent of the holders of any outstanding Debt Securities, consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other entity provided that (i) either the Company shall be the continuing entity, or the successor entity (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets is organized under the laws of any domestic jurisdiction and assumes the Company's obligations to pay principal of (and premium or Make-Whole Amount, if any) and interest on all of the Debt Securities and the due and punctual performance and observance of all of the covenants and conditions contained in such Indenture; (ii) immediately after giving effect to such transaction and treating any indebtedness that becomes an obligation of the Company or any subsidiary as a result thereof as having been incurred by the Company or such subsidiary at the time of such transaction, no Event of Default under such Indenture, and no event which, after notice or the lapse of time, or both, would become such an Event of Default, shall have occurred and be continuing; and (iii) an officers' certificate and legal opinion covering such conditions shall be delivered to each Trustee.

CERTAIN COVENANTS

     The applicable Prospectus Supplement will describe any material covenants in respect of a series of Debt Securities that are not described in this Prospectus. Unless otherwise indicated in the applicable Prospectus Supplement, Senior Debt Securities will include the following covenants of the Company:

     Existence. Except as permitted under "--Merger, Consolidation or Sale of Assets," the Indentures will require the Company to do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (by Charter, Bylaws and statute) and franchises; provided, however, that the Company shall not be required to preserve any right or franchise if its Board of Directors determines that the preservation thereof is no longer desirable in the conduct of its business.

     Maintenance of Properties. The Indentures will require the Company to cause all of its material properties used or useful in the conduct of its business or the business of any subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that the Company and its subsidiaries shall not be prevented from selling or otherwise disposing of their properties for value in the ordinary course of business.

     Insurance. The Indentures will require the Company to cause each of its and its subsidiaries' insurable properties to be insured against loss or damage at least equal to their then full insurable value with insurers of recognized responsibility and, if described in the applicable Prospectus Supplement, having a specified rating from a recognized insurance rating service.

     Payment of Taxes and Other Claims. The Indentures will require the Company to pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon it or any subsidiary or upon the income, profits or property of the Company or any subsidiary and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith.

EVENTS OF DEFAULT, NOTICE AND WAIVER

     Unless otherwise provided in the applicable Prospectus Supplement, each Indenture will provide that the following events are "Events of Default" with respect to any series of Debt Securities issued thereunder: (i) default in the payment of any interest on any Debt Security of such series when such interest becomes due and payable that continues for a period of 30 days; (ii) default in the payment of the principal of (or premium or Make-Whole Amount, if any, on) any Debt Security of such series when due and payable; (iii) default in making any sinking fund payment as required for any Debt Security of such series; (iv) default in the performance, or breach, of any other covenant or warranty of the Company in the applicable Indenture with respect to the Debt Securities of such series and continuance of such default or breach for a period of 60 days after written notice as provided in the Indenture; (v) default under any bond, debenture, note, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company (or by any Subsidiary, the repayment of which the Company has guaranteed or for which the Company is directly responsible or liable as obligor or guarantor), having a specified aggregate principal amount outstanding, whether such indebtedness exists at the time the debt securities are issued or are thereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 30 days after written notice to the Company as provided in the Indenture; (vi) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Company or any Significant Subsidiary; and (vii) any other event of default provided with respect to a particular series of Debt Securities. The term "Significant Subsidiary" has the meaning ascribed to such term in Regulation S-X promulgated under the Securities Act.

     If an Event of Default under any Indenture with respect to Debt Securities of any series at the time outstanding occurs and is continuing, then in every such case the applicable Trustee or the holders of not less than 25% in principal amount of the Debt Securities of that series will have the right to declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities or indexed securities, such portion of the principal amount as may be specified in the terms thereof) of, and premium or Make-Whole Amount, if any, on, all the Debt Securities of that series to be due and payable immediately by written notice thereof to the Company (and to the applicable Trustee if given by the holders). However, at any time after such a declaration of acceleration with respect to Debt Securities of such series has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable Trustee, the holders of not less than a majority in principal amount of outstanding Debt Securities of such series may rescind and annul such declaration and its consequences if (i) the Company shall have deposited with the applicable Trustee all required payments of the principal of (and premium or Make-Whole Amount, if any) and interest on the Debt Securities of such series, plus certain fees, expenses, disbursements and advances of the applicable Trustee and (ii) all Events of Default, other than the non-payment of accelerated principal (or specified portion thereof and the premium or Make-Whole Amount, if any), with respect to Debt Securities of such series have been cured or waived as provided in such Indenture. The Indentures will also provide that the holders of not less than a majority in principal amount of the outstanding Debt Securities of any series may waive any past default with respect to such series and its consequences, except a default (a) in the payment of the principal of (or premium or Make-Whole Amount, if any) or interest on any Debt Security of such series or (b) in respect of a covenant or provision contained in the applicable Indenture that cannot be modified or amended without the consent of the holder of each outstanding Debt Security affected thereby.

     The Indentures will require each Trustee to give notice to the holders of Debt Securities within 90 days of a default under the applicable Indenture unless such default shall have been cured or waived; provided, however, that such Trustee may withhold notice to the holders of any series of Debt Securities of any default with respect to such series (except a default in the payment of the principal of (or premium or Make-Whole Amount, if any) or interest on any Debt Security of such series or in the payment of any sinking fund installment in respect of any Debt Security of such series) if specified responsible officers of such Trustee consider such withholding to be in the interest of such holders.

     The Indentures will provide that no holders of Debt Securities of any series may institute any proceedings, judicial or otherwise, with respect to such Indenture or for any remedy thereunder, except in the case of failure of the applicable Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the holders of not less than 25% in principal amount of the outstanding Debt Securities of such series, as well as an offer of indemnity reasonably satisfactory to it. This provision will not prevent, however, any holder of Debt Securities from instituting suit for the enforcement of payment of the principal of (and premium or Make-Whole Amount, if any) and interest on such Debt Securities at the respective due dates or redemption dates thereof.

     The Indentures will provide that, subject to provisions in each Indenture relating to its duties in case of default, a Trustee will be under no obligation to exercise any of its rights or powers under an Indenture at the request or direction of any holders of any series of Debt Securities then outstanding under such Indenture, unless such holders shall have offered to the Trustee thereunder reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding Debt Securities of any series (or of all Debt Securities then outstanding under an Indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable Trustee, or of exercising any trust or power conferred upon such Trustee. However, a Trustee may refuse to follow any direction which is in conflict with any law or the applicable Indenture, which may involve such Trustee in personal liability or which may be unduly prejudicial to the holders of Debt Securities of such series not joining therein.

     Within 120 days after the close of each fiscal year, the Company will be required to deliver to each Trustee a certificate, signed by one of several specified officers of the Company, stating whether or not such officer has knowledge of any default under the applicable Indenture and, if so, specifying each such default and the nature and status thereof.

MODIFICATION OF THE INDENTURES

     Modifications and amendments of an Indenture will be permitted to be made only with the consent of the holders of not less than a majority in principal amount of all outstanding Debt Securities issued under such Indenture affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each such Debt Security affected thereby, (i) change the stated maturity of the principal of, or any installment of interest (or premium or Make-Whole Amount, if any) on, any such Debt Security; (ii) reduce the principal amount of, or the rate or amount of interest on, or any premium or Make-Whole Amount payable on redemption of, any such Debt Security, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such Debt Security; (iii) change the place of payment, or the coin or currency, for payment of principal of, premium or Make-Whole Amount, if any, or interest on any such Debt Security; (iv) impair the right to institute suit for the enforcement of any payment on or with respect to any such Debt Security; (v) reduce the above-stated percentage of outstanding Debt Securities of any series necessary to modify or amend the applicable Indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the applicable Indenture; (vi) change the currency or currency unit in which any Debt Security or any premium or interest thereon is payable; (vii) in the case of the Subordinated Indenture, modify the subordination provisions thereof in a manner adverse to the holders of Subordinated Debt Securities of any series then outstanding; or (viii) modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the holder of such Debt Security.

     The holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series may, on behalf of all holders of Debt Securities of that series, waive, insofar as that series is concerned, compliance by the Company with certain restrictive covenants of the applicable Indenture.

     Modifications and amendments of an Indenture will be permitted to be made by the Company and the respective Trustee thereunder without the consent of any holder of Debt Securities for any of the following purposes: (i) to evidence the succession of another person to the Company as obligor under such Indenture;
(ii) to add to the covenants of the Company for the benefit of the holders of all or any series of Debt Securities or to surrender any right or power conferred upon the Company in such Indenture; (iii) to add events of default for the benefit of the holders of all or any series of Debt Securities; (iv) to add or change any provisions of an Indenture to facilitate the issuance of, or to liberalize certain terms of, Debt Securities in bearer form, or to permit or facilitate the issuance of Debt Securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the Debt Securities of any series in any material respect; (v) to change or eliminate any provisions of an Indenture, provided that any such change or elimination shall become effective only when there are no Debt Securities outstanding of any series created prior thereto which are entitled to the benefit of such provision; (vi) to secure the Debt Securities; (vii) to establish the form or terms of Debt Securities of any series; (viii) to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under an Indenture by more than one Trustee; (ix) to cure any ambiguity, defect or inconsistency in an Indenture, provided that such action shall not adversely affect the interests of holders of Debt Securities of any series issued under such Indenture; or (x) to supplement any of the provisions of an Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such Debt Securities, provided that such action shall not adversely affect the interests of the holders of the outstanding Debt Securities of any series.

     The Indentures will provide that in determining whether the holders of the requisite principal amount of outstanding Debt Securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of Debt Securities, (i) the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof, (ii) the principal amount of any Debt Security denominated in a foreign currency that shall be deemed outstanding shall be the U.S. dollar equivalent, determined on the issue date for such Debt Security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the issue date of such Debt Security of the amount determined as provided in (i) above), (iii) the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of such indexed security at original issuance, unless otherwise provided with respect to such indexed security pursuant such Indenture, and (iv) Debt Securities owned by the Company or any other obligor upon the Debt Securities or any affiliate of the Company or of such other obligor shall be disregarded.

     The Indentures will contain provisions for convening meetings of the holders of Debt Securities of a series. A meeting will be permitted to be called at any time by the applicable Trustee, and also, upon request, by the Company or the holders of at least 25% in principal amount of the outstanding Debt Securities of such series, in any such case upon notice given as provided in such Indenture. Except for any consent that must be given by the holder of each Debt Security affected by certain modifications and amendments of an Indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding Debt Securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding Debt Securities of a series may be adopted at a meeting or adjourned meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding Debt Securities of that series. Any resolution passed or decision taken at any meeting of holders of Debt Securities of any series duly held in accordance with an Indenture will be binding on all holders of Debt Securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding Debt Securities of a series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding Debt Securities of a series, the persons holding or representing such specified percentage in principal amount of the outstanding Debt Securities of such series will constitute a quorum.

     Notwithstanding the foregoing provisions, the Indentures will provide that if any action is to be taken at a meeting of holders of Debt Securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver and other action that such Indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding Debt Securities affected thereby, or of the holders of such series and one or more additional series: (i) there shall be no minimum quorum requirement for such meeting and (ii) the principal amount of the outstanding Debt Securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such Indenture.

CERTAIN DEFINITIONS

     "Indebtedness" means, with respect to any person, (i) any obligation of such person to pay the principal of, premium, if any, interest on (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such person, whether or not a claim for such post-petition interest is allowed in such proceeding), penalties, reimbursement or indemnification amounts, fees, expenses or other amounts relating to any indebtedness of such person (a) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), (b) evidenced by notes, debentures or similar instruments (including purchase money obligations) given in connection with the acquisition of any property or assets (other than trade accounts payable for inventory or similar property acquired in the ordinary course of business), including securities, for the payment of which such person is liable, directly or indirectly, or the payment of which is secured by a lien, charge or encumbrance on property or assets of such person, (c) for goods, materials or services purchased in the ordinary course of business (other than trade accounts payable arising in the ordinary course of business), (d) with respect to letters of credit or bankers acceptances issued for the account of such person or performance bonds, (e) for the payment of money relating to a Capitalized Lease Obligation (as defined in the Indenture) or (f) under interest rate swaps, caps or similar agreements and foreign exchange contracts, currency swaps or similar agreements; (ii) any liability of others of the kind described in the preceding clause (i) which such person has guaranteed or which is otherwise its legal liability; and (iii) any and all deferrals, renewals, extensions and refunding of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (i) or (ii).

     "Senior Indebtedness" means Indebtedness of the Company, whether outstanding on the date of issue of any Subordinated Debt Securities or thereafter created, incurred, assumed or guaranteed by the Company, other than the following: (i) any Indebtedness as to which, in the instrument evidencing such Indebtedness or pursuant to which such Indebtedness was issued, it is expressly provided that such Indebtedness is subordinate in right of payment to all indebtedness of the Company not expressly subordinated to such Indebtedness;
(ii) any Indebtedness which by its terms refers explicitly to the Subordinated Debt Securities and states that such Indebtedness shall not be senior, shall be pari passu or shall be subordinated in right of payment to the Subordinated Debt Securities; and (iii) with respect to any series of Subordinated Debt Securities, any Indebtedness of the Company evidenced by Subordinated Debt Securities of the same or of another series. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness shall not include: (a) Indebtedness of or amounts owed by the Company for compensation to employees, or for goods, materials and services purchased in the ordinary course of business or (b) Indebtedness of the Company to a subsidiary of the Company.

SUBORDINATION

     Unless otherwise provided in the applicable Prospectus Supplement, Subordinated Debt Securities will be subject to the following subordination provisions.

     The payment of the principal of, interest on, or any other amounts due on, the Subordinated Debt Securities will be subordinated in right of payment to the prior payment in cash in full of all Senior Indebtedness of the Company. No payment on account of the principal of, redemption of, interest on or any other amounts due on the Subordinated Debt Securities and no redemption, purchase or other acquisition of the Subordinated Debt Securities may be made, unless (i) full payment in cash of amounts then due for principal, sinking funds, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company, whether or not a claim for such post-petition interest is allowed in such proceeding), penalties, reimbursement or indemnification amounts, fees and expenses, and of all other amounts then due on all Senior Indebtedness shall have been made or duly provided for pursuant to the terms of the instrument governing such Senior Indebtedness, and (ii) at the time of, or immediately after giving effect to, any such payment, redemption, purchase or other acquisition, there shall not exist under any Senior Indebtedness or any agreement pursuant to which any Senior Indebtedness has been issued, any default which shall not have been cured or waived and which shall have resulted in the full amount of such Senior Indebtedness being declared due and payable and not rescinded. In addition, the Subordinated Indenture provides that, if holders of any Senior Indebtedness notify the Company and the Subordinated Trustee that a default has occurred giving the holders of such Senior Indebtedness the right to accelerate the maturity thereof, no payment on account of principal, sinking fund or other redemption, interest or any other amounts due on the Subordinated Debt Securities and no purchase, redemption or other acquisition of the Subordinated Debt Securities will be made for the period (the "Payment Blockage Period") commencing on the date such notice is received and ending on the earlier of (a) the date on which such event of default shall have been cured or waived or (b) 180 days from the date such notice is received. Notwithstanding the foregoing, only one payment blockage notice with respect to the same event of default or any other events of default existing and known to the person giving such notice at the time of such notice on the same issue of Senior Indebtedness may be given during any period of 360 consecutive days. No new Payment Blockage Period may be commenced by the holders of Senior Indebtedness during any period of 360 consecutive days unless all events of default which triggered the preceding Payment Blockage Period have been cured or waived. Upon any distribution of its assets in connection with any dissolution, winding-up, liquidation or reorganization of the Company, all Senior Indebtedness must be paid in full in cash before the holders of the Subordinated Debt Securities are entitled to any payments whatsoever.

     The Subordinated Indenture does not restrict the amount of Senior Indebtedness or other indebtedness of the Company or any Subsidiary. As a result of these subordination provisions, in the event of the Company's insolvency, holders of the Subordinated Debt Securities may recover ratably less than general creditors of the Company.

     If this Prospectus is being delivered in connection with a series of Subordinated Debt Securities, the accompanying Prospectus Supplement or the information incorporated herein by reference will set forth the approximate amount of Senior Indebtedness outstanding as of the end of the Company's most recent fiscal quarter.

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

     Unless otherwise indicated in the applicable Prospectus Supplement, the Company will be permitted, at its option, to discharge certain obligations to holders of any series of Debt Securities issued under any Indenture that have not already been delivered to the applicable Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the applicable Trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are payable in an amount sufficient to pay the entire indebtedness on such Debt Securities in respect of principal (and premium or Make-Whole Amount, if any) and interest to the date of such deposit (if such Debt Securities have become due and payable) or to the stated maturity or redemption date, as the case may be.

     The Indentures will provide that, unless otherwise indicated in the applicable Prospectus Supplement, the Company may elect either (i) to defease and be discharged from any and all obligations with respect to such Debt Securities (except for the obligations to register the transfer or exchange of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of such Debt Securities, and to hold moneys for payment in trust) ("defeasance") or (ii) to be released from certain obligations with respect to such Debt Securities under the applicable Indenture (including the restrictions described under "--Certain Covenants") or, if provided in the applicable Prospectus Supplement, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an Event of Default with respect to such Debt Securities ("covenant defeasance"), in either case upon the irrevocable deposit by the Company with the applicable Trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are payable at stated maturity, or Government Obligations (as defined below), or both, applicable to such Debt Securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium or Make-Whole Amount, if any) and interest on such Debt Securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

     Such a trust will only be permitted to be established if, among other things, the Company has delivered to the applicable Trustee an opinion of counsel (as specified in the applicable Indenture) to the effect that the holders of such Debt Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling received from or published by the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the Indenture. In the event of such defeasance, the holders of such Debt Securities would thereafter be able to look only to such trust fund for payment of principal (and premium or Make-Whole Amount, if any) and interest.

     "Government Obligations" means securities that are (i) direct obligations of the United States of America or the government which issued the foreign currency in which the Debt Securities of a particular series are payable, for the payment of which its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government which issued the foreign currency in which the Debt Securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depositary receipt.

     Unless otherwise provided in the applicable Prospectus Supplement, if after the Company has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to Debt Securities of any series,
(i) the holder of a Debt Security of such series is entitled to, and does, elect pursuant to the applicable Indenture or the terms of such Debt Security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such Debt Security, or
(ii) a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such Debt Security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium or Make-Whole Amount, if any) and interest on such Debt Security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such Debt Security into the currency, currency unit or composite currency in which such Debt Security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate. "Conversion Event" means the cessation of use of (a) a currency, currency unit or composite currency both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, (b) the ECU both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities or
(iii) any currency unit or composite currency other than the ECU for the purposes for which it was established. Unless otherwise provided in the applicable Prospectus Supplement, all payments of principal of (and premium or Make-Whole Amount, if any) and interest on any Debt Security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in U.S. dollars.

     In the event the Company effects covenant defeasance with respect to any Debt Securities and such Debt Securities are declared due and payable because of the occurrence of any Event of Default other than the Event of Default described in clause (iv) under "--Events of Default, Notice and Waiver" with respect to specified sections of an Indenture (which sections would no longer be applicable to such Debt Securities) or described in clause (vii) under "--Events of Default, Notice and Waiver" with respect to any other covenant as to which there has been covenant defeasance, the amount in such currency, currency unit or composite currency in which such Debt Securities are payable, and Government Obligations on deposit with the applicable Trustee, will be sufficient to pay amounts due on such Debt Securities at the time of their stated maturity but may not be sufficient to pay amounts due on such Debt Securities at the time of the acceleration resulting from such Event of Default. However, the Company would remain liable to make payment of such amounts due at the time of acceleration.

     The applicable Prospectus Supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the Debt Securities of or within a particular series.

CONVERSION RIGHTS

     The terms and conditions, if any, upon which the Debt Securities are convertible into Common Stock or Preferred Stock will be set forth in the applicable Prospectus Supplement relating thereto. Such terms will include whether such Debt Securities are convertible into shares of Common Stock or Preferred Stock, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such Debt Securities and any restrictions on conversion, including restrictions directed at maintaining the Company's REIT status.

BOOK-ENTRY SYSTEM

     The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities ("Global Securities") that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the Prospectus Supplement relating to such series. Global Securities, if any, issued in the United States are expected to be deposited with The Depository Trust Company ("DTC"), as Depositary. Global Securities may be issued in either fully registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Debt Securities represented thereby, a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any nominee of such Depositary to a successor Depositary or any nominee of such successor.

     The specific terms of the depositary arrangement with respect to a series of Debt Securities will be described in the Prospectus Supplement relating to such series. The Company expects that unless otherwise indicated in the applicable Prospectus Supplement, the following provisions will apply to depositary arrangements.

     Upon the issuance of a Global Security, the Depositary for such Global Security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual Debt Securities represented by such Global Security to the accounts of persons that have accounts with such Depositary ("Participants"). Such accounts shall be designated by the underwriters, dealers or agents with respect to such Debt Securities or by the Company if such Debt Securities are offered directly by the Company. Ownership of beneficial interests in such Global Security will be limited to Participants or persons that may hold interests through Participants.

     The Company expects that, pursuant to procedures established by DTC, ownership of beneficial interests in any Global Security with respect to which DTC is the Depositary will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to beneficial interests of Participants) and records of Participants (with respect to beneficial interests of persons who hold through Participants). Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC or any of its Participants relating to beneficial ownership interests in the Debt Securities. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a Global Security.

     So long as the Depositary for a Global Security or its nominee is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the applicable Indenture. Except as described below or in the applicable Prospectus Supplement, owners of beneficial interest in a Global Security will not be entitled to have any of the individual Debt Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of any such Debt Securities in definitive form and will not be considered the owners or holders thereof under the applicable Indenture. Beneficial owners of Debt Securities evidenced by a Global Security will not be considered the owners or holders thereof under the applicable Indenture for any purpose, including with respect to the giving of any direction, instructions or approvals to the Trustee thereunder. Accordingly, each person owning a beneficial interest in a Global Security with respect to which DTC is the Depositary must rely on the procedures of DTC and, if such person is not a Participant, on the procedures of the Participant through which such person owns its interests, to exercise any rights of a holder under the applicable Indenture. The Company understands that, under existing industry practice, if it requests any action of holders or if an owner of a beneficial interest in a Global Security desires to give or take any action which a holder is entitled to give or take under the applicable Indenture, DTC would authorize the Participants holding the relevant beneficial interest to give or take such action, and such Participants would authorize beneficial owners through such Participants to give or take such actions or would otherwise act upon the instructions of beneficial owners holding through them.

     Payments of principal of, any premium or Make-Whole Amount and any interest on individual Debt Securities represented by a Global Security registered in the name of a Depositary or its nominee will be made to or at the direction of the Depositary or its nominee, as the case may be, as the registered owner of the Global Security under the applicable Indenture. Under the terms of the applicable Indenture, the Company and the Trustee may treat the persons in whose name Debt Securities, including a Global Security, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither the Company nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of Debt Securities (including principal, premium or Make-Whole Amount, if any, and interest). The Company believes, however, that it is currently the policy of DTC to immediately credit the accounts of relevant Participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant Global Security as shown on the records of DTC or its nominee. The Company also expects that payments by Participants to owners of beneficial interests in such Global Security held through such Participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name, and will be the responsibility of such Participants. Redemption notices with respect to any Debt Securities represented by a Global Security will be sent to the Depositary or its nominee. If less than all of the Debt Securities of any series are to be redeemed, the Company expects the Depositary to determine the amount of the interest of each Participant in such Debt Securities to be redeemed to be determined by lot. None of the Company, the Trustee, any Paying Agent or the Security Registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Security for such Debt Securities or for maintaining any records with respect thereto.

     Neither the Company nor the Trustee will be liable for any delay by the holders of a Global Security or the Depositary in identifying the beneficial owners of Debt Securities and the Company and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a Global Security or the Depositary for all purposes. The rules applicable to DTC and its Participants are on file with the SEC.

     If a Depositary for any Debt Securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will issue individual Debt Securities in exchange for the Global Security representing such Debt Securities. In addition, the Company may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Debt Securities, determine not to have any of such Debt Securities represented by one or more Global Securities and in such event will issue individual Debt Securities in exchange for the Global Security or Securities representing such Debt Securities. Individual Debt Securities so issued will be issued in denominations of $1,000 and integral multiples thereof.

     The Debt Securities of a series may also be issued in whole or in part in the form of one or more bearer global securities (a "Bearer Global Security") that will be deposited with a depositary, or with a nominee for such depositary, identified in the applicable Prospectus Supplement. Any such Bearer Global Securities may be issued in temporary or permanent form. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of Debt Securities to be represented by one or more Bearer Global Securities will be described in the applicable Prospectus Supplement.

PAYMENT AND PAYING AGENTS

     Unless otherwise specified in the applicable Prospectus Supplement, the principal of (and applicable premium or Make-Whole Amount, if any) and interest on any series of Debt Securities will be payable at the corporate trust office of the Trustee, the address of which will be stated in the applicable Prospectus Supplement; provided that, at the option of the Company, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such Debt Securities or by wire transfer of funds to such person at an account maintained within the United States.

     All moneys paid by the Company to a paying agent or a Trustee for the payment of the principal of or any premium, Make-Whole Amount or interest on any Debt Security which remain unclaimed at the end of two years after such principal, premium, Make-Whole Amount or interest has become due and payable will be repaid to the Company, and the holder of such Debt Security thereafter may look only to the Company for payment thereof.

                          DESCRIPTION OF CAPITAL STOCK

     The description of the Company's Capital Stock set forth below does not purport to be complete and is qualified in its entirety by reference to the Company's Charter and Bylaws, each as amended and restated.

GENERAL

     Under its Charter, the Company has authority to issue up to 100 million shares of stock, consisting of 75 million shares of Common Stock, 20 million shares of "Excess Stock" (as described below) and 5 million shares of Preferred Stock. The Directors have authority to issue authorized shares of Common Stock and of Preferred Stock and to classify or reclassify any unissued shares of either class in one or more classes or series of stock, each without action by the stockholders. Under Maryland law, stockholders generally are not responsible for a corporation's debts or obligations. As of the date of this Prospectus, there are approximately

23,432,852 shares of Common Stock issued and outstanding, and no Preferred Stock or Excess Stock is outstanding.

COMMON STOCK

     All shares of Common Stock offered hereby have been duly authorized and will, when issued and paid for as described in the applicable Prospectus Supplement, be fully paid and nonassessable. Subject to the preferential rights of any shares or series of Preferred Stock and to the provisions of the Company's Charter regarding Excess Stock, holders of shares of Common Stock are entitled to receive dividends on Common Stock if, as and when authorized and declared by the Board of Directors of the Company out of assets legally available therefor and to share ratably in the assets of the Company legally available for distribution to its stockholders in the event of its liquidation, dissolution or winding-up after payment of, or adequate provision for, all known debts and liabilities of the Company.

     Subject to the provisions of the Company's Charter regarding Excess Stock, each outstanding share of Common Stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of stock, the holders of Common Stock will possess exclusive voting power. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of Common Stock can, subject to any rights of holders of Preferred Stock, elect all of the directors then standing for election, and the holders of the remaining shares of Common Stock will not be able to elect any directors.

     See "--Restrictions on Transfer; Excess Stock" below for a description of certain provisions of the Company's Charter designed to preserve the status of the Company as a qualified REIT, that limit the transfer of, and provide the Company with a right to redeem, shares of capital stock (including shares of Common Stock) and that also provide for the conversion of such stock to Excess Stock, in certain circumstances.

     Subject to the Company's Charter regarding Excess Stock, all shares of Common Stock have equal dividend, distribution, liquidation and other rights, and have no preferences, appraisal or exchange rights. Holders of Common Stock have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any securities of the Company.

     The Company furnishes its stockholders with annual reports containing audited consolidated financial statements and an opinion thereon expressed by an independent public accounting firm and quarterly reports for the first three quarters of each fiscal year containing unaudited financial information.

     Pursuant to the Maryland General Corporation Law ("MGCL") and the Company's Charter, the Corporation generally cannot dissolve, amend its Charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the Board of Directors and the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on such matters.

     The transfer agent and registrar for the Common Stock is The First Chicago Trust Company of New York, 525 Washington Boulevard, Jersey City, New Jersey 07303.

PREFERRED STOCK

     General. Shares of Preferred Stock may be issued from time to time, in one or more series, as authorized by the Board of Directors of the Company. Prior to issuance of shares of each series, the Board of Directors is required by the MGCL and the Company's Charter to fix for each series, subject to the provisions of the Company's Charter regarding Excess Stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption, as are permitted by Maryland law. The Preferred Stock will, when issued, be fully paid and nonassessable by the Company and will have no preemptive rights, other than as determined by the Board of Directors. The Board of Directors could authorize the issuance of shares of Preferred Stock with terms and conditions that could have the effect of discouraging a takeover or other transaction that holders of Common Stock might believe to be in their best interests or in which holders of some, or a majority, of the shares of

Common Stock might receive a premium for their shares over the then market price of such shares of Common Stock.

     Terms. The following description of the Preferred Stock sets forth certain general terms and provisions of the Preferred Stock to which any Prospectus Supplement may relate. The statements below describing the Preferred Stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of the Company's Charter and Bylaws and any applicable amendment to the Charter designating terms of a series of Preferred Stock (a "Designating Amendment").

     Reference is made to the Prospectus Supplement relating to the Preferred Stock offered thereby for specific terms, including:

          (1) The title and stated value of such Preferred Stock;

          (2) The number of shares of such Preferred Stock offered, the liquidation preference per share and the offering price of such Preferred Stock;

          (3) The dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such Preferred Stock;

          (4) The date from which dividends on such Preferred Stock shall accumulate, if applicable;

          (5) The voting rights, if any, of such Preferred Stock;

          (6) The procedures for any auction and remarketing, if any, for such Preferred Stock;

          (7) The provision for a sinking fund, if any, for such Preferred
     Stock;

          (8) The provision for redemption, if applicable, of such Preferred Stock;

          (9) Any listing of such Preferred Stock on any securities exchange;

          (10) If convertible, the terms and conditions upon which such Preferred Stock will be convertible into Common Stock, including the initial conversion price (or manner of calculation thereof) and the conversion period;

          (11) Any other specific terms, preferences, rights, limitations or restrictions of such Preferred Stock;

          (12) Whether interests in such Preferred Stock will be represented by Depositary Shares;

          (13) A discussion of certain federal income tax considerations applicable to such Preferred Stock;

          (14) The relative ranking and preference of such Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company;

          (15) Any limitations on issuance of any series of Preferred Stock ranking senior to or on a parity with such series of Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; and

          (16) Any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve the status of the Company as a qualified REIT.

     Rank. Unless otherwise specified in the Prospectus Supplement, the Preferred Stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company, rank (i) senior to all classes or series of Common Stock of the Company, and to all equity securities ranking junior to such Preferred Stock; (ii) on a parity with all equity securities issued by the Company the terms of which specifically provide that such equity securities rank on a parity with the Preferred Stock; and (iii) junior to all equity securities issued by the Company the terms of which specifically provide that such equity securities rank senior to the Preferred Stock. The term "equity securities" does not include convertible debt securities.

     Dividends. Holders of the Preferred Stock of each series will be entitled to receive, when, as and if declared by the Board of Directors of the Company, out of assets of the Company legally available for payment, cash dividends at such rates and on such dates as will be set forth in the applicable Prospectus Supplement. Each such dividend shall be payable to holders of record as they appear on the share transfer books of the Company on such record dates as shall be fixed by the Board of Directors of the Company.

     Dividends on any series of the Preferred Stock may be cumulative or non-cumulative, as provided in the applicable Prospectus Supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable Prospectus Supplement. If the Board of Directors of the Company fails to declare a dividend payable on a dividend payment date on any series of the Preferred Stock for which dividends are non-cumulative, then the holders of such series of the Preferred Stock will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and the Company will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series are declared payable on any future dividend payment date.

     If Preferred Stock of any series is outstanding, no dividends will be declared or paid or set apart for payment on any capital stock of the Company of any other series ranking, as to dividends, on a parity with or junior to the Preferred Stock of such series for any period unless (i) if such series of Preferred Stock has a cumulative dividend, full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Preferred Stock of such series for all past dividend periods and the then current dividend period or
(ii) if such series of Preferred Stock does not have a cumulative dividend, full dividends for the then current dividend period have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Preferred Stock of such series. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon Preferred Stock of any series and the shares of any other series of Preferred Stock ranking on a parity as to dividends with the Preferred Stock of such series, all dividends declared upon Preferred Stock of such series and any other series of Preferred Stock ranking on a parity as to dividends with such Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Preferred Stock of such series and such other series of Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Preferred Stock of such series (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such Preferred Stock does not have a cumulative dividend) and such other series of Preferred Stock bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Preferred Stock of such series which may be in arrears.

     Except as provided in the immediately preceding paragraph, unless (i) if such series of Preferred Stock has a cumulative dividend, full cumulative dividends on the Preferred Stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period, and (ii) if such series of Preferred Stock does not have a cumulative dividend, full dividends on the Preferred Stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for the then current dividend period, no dividends (other than in shares of Common Stock or other shares of capital stock ranking junior to the Preferred Stock of such series as to dividends and upon liquidation) shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon the Common Stock, or any other capital stock of the Company ranking junior to or on a parity with the Preferred Stock of such series as to dividends or upon liquidation, nor shall any shares of Common Stock, or any other shares of capital stock of the Company ranking junior to or on a parity with the Preferred Stock of such series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Company (except by conversion into or exchange for other capital stock of the Company, including Excess Stock, ranking junior to the Preferred Stock of such series as to dividends and upon liquidation).

     Any dividend payment made on shares of a series of Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of such series which remains payable.

     Redemption. If so provided in the applicable Prospectus Supplement, the Preferred Stock shall be subject to mandatory redemption or redemption at the option of the Company, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such Prospectus Supplement.

     The Prospectus Supplement relating to a series of Preferred Stock that is subject to mandatory redemption will specify the number of shares of such Preferred Stock that shall be redeemed by the Company in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon (which shall not, if such Preferred Stock does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable Prospectus Supplement. If the redemption price for Preferred Stock of any series is payable only from the net proceeds of the issuance of shares of capital stock of the Company, the terms of such Preferred Stock may provide that, if no such shares of capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such Preferred Stock shall automatically and mandatorily be converted into the applicable shares of capital stock of the Company pursuant to conversion provisions specified in the applicable Prospectus Supplement.

     Notwithstanding the foregoing, unless (i) if a series of Preferred Stock has a cumulative dividend, full cumulative dividends on all shares of such series of Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, and
(ii) if a series of Preferred Stock does not have a cumulative dividend, full dividends on all shares of the Preferred Stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, no shares of such series of Preferred Stock shall be redeemed unless all outstanding shares of Preferred Stock of such series are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of Preferred Stock of such series to preserve the REIT status of the Company or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Preferred Stock of such series. In addition, unless (i) if such series of Preferred Stock has a cumulative dividend, full cumulative dividends on all outstanding shares of such series of Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, and (ii) if such series of Preferred Stock does not have a cumulative dividend, full dividends on the Preferred stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, the Company shall not purchase or otherwise acquire directly or indirectly any shares of Preferred Stock of such series (except by conversion into or exchange for capital stock of the Company ranking junior to the Preferred Stock of such series as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Preferred Stock of such series to preserve the REIT status of the Company or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Preferred Stock of such series.

     If fewer than all of the outstanding shares of Preferred Stock of any series are to be redeemed, the number of shares to be redeemed will be determined by the Company and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder (with adjustments to avoid redemption of fractional shares) or by lot in a manner determined by the Company.

     Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of Preferred Stock of any series to be redeemed at the address shown on the share transfer books of the Company. Each notice shall state: (i) the redemption date; (ii) the number of shares and series of the Preferred Stock to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for such Preferred Stock are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vi) the date upon which the holder's conversion rights, if any, as to such shares shall terminate. If fewer than all the shares of

Preferred Stock of any series are to be redeemed, the notice mailed to each such holder thereof shall also specify the number of shares of Preferred Stock to be redeemed from each such holder. If notice of redemption of any Preferred Stock has been given and if the funds necessary for such redemption have been set aside by the Company in trust for the benefit of the holders of any Preferred Stock so called for redemption, then from and after the redemption date dividends will cease to accrue on such Preferred Stock, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

     Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, then, before any distribution or payment shall be made to the holders of any Common Stock or any other class or series of capital stock of the Company ranking junior to the Preferred Stock in the distribution of assets upon any liquidation, dissolution or winding up of the Company, the holders of each series of Preferred Stock shall be entitled to receive out of assets of the Company legally available for distribution to stockholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable Prospectus Supplement), plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Preferred Stock will have no right or claim to any of the remaining assets of the Company. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Company are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Preferred Stock and the corresponding amounts payable on all shares of other classes or series of capital stock of the Company ranking on a parity with the Preferred Stock in the distribution of assets, then the holders of the Preferred Stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

     If liquidating distributions shall have been made in full to all holders of Preferred Stock, the remaining assets of the Company shall be distributed among the holders of any other classes or series of capital stock ranking junior to the Preferred Stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For such purposes, the consolidation or merger of the Company with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of the property or business of the Company, shall not be deemed to constitute a liquidation, dissolution or winding up of the Company.

     Voting Rights. Holders of the Preferred Stock will not have any voting rights, except as set forth below or as indicated in the applicable Prospectus Supplement.

     Whenever dividends on any shares of Preferred Stock shall be in arrears for six or more consecutive quarterly periods, the holders of such shares of Preferred Stock (voting separately as a class with all other series of Preferred Stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors of the Company at a special meeting called by the holders of record of at least ten percent (10%) of any series of Preferred Stock so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders) or at the next annual meeting of stockholders, and at each subsequent annual meeting until (i) if such series of Preferred Stock has a cumulative dividend, all dividends accumulated on such shares of Preferred Stock for the past dividend periods and the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment or (ii) if such series of Preferred Stock does not have a cumulative dividend, four consecutive quarterly dividends shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In such case, the entire Board of Directors of the Company will be increased by two directors.

     Unless provided otherwise for any series of Preferred Stock, so long as any shares of Preferred Stock of a series remain outstanding, the Company will not, without the affirmative vote or consent of the holders of at least a majority of the shares of such series of Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking prior to such series of

Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized capital stock of the Company into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of the Company's Charter or the Designating Amendment for such series of Preferred Stock, whether by merger, consolidation or otherwise (an "Event"), so as to materially and adversely affect any right, preference, privilege or voting power of such series of Preferred Stock or the holders thereof; provided, however, with respect to the occurrence of any of the Events set forth in (ii) above, so long as the Preferred Stock remains outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an Event the Company may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of Preferred Stock and provided further that (a) any increase in the amount of the authorized Preferred Stock or the creation or issuance of any other series of Preferred Stock, or (b) any increase in the amount of authorized shares of such series or any other series of Preferred Stock, in each case ranking on a parity with or junior to the Preferred Stock of such series with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

     The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of such series of Preferred Stock shall have been redeemed or called for redemption and sufficient funds shall have been set aside by the Company in trust for the benefit of the holders of such shares to effect such redemption.

     Conversion Rights. The terms and conditions, if any, upon which any series of Preferred Stock is convertible into shares of Common Stock will be set forth in the applicable Prospectus Supplement relating thereto. Such terms will include the number of shares of Common Stock into which the shares of Preferred Stock are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the Preferred Stock or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such series of Preferred Stock.

     Restrictions on Ownership. As discussed below under "--Restrictions on Transfer; Excess Stock," for the Company to qualify as a REIT under the Code not more than 50% in value of its outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. To assist the Company in meeting this requirement, the Company may take certain actions to limit the beneficial ownership, directly or indirectly, by a single person of the Company's outstanding equity securities, including any Preferred Stock of the Company. Therefore, the Designating Amendment for each series of Preferred Stock may contain provisions restricting the ownership and transfer of the Preferred Stock and/or providing for the automatic exchange of shares of Preferred Stock into shares of Excess Stock in certain circumstances. The applicable Prospectus Supplement will specify any additional ownership limitation relating to a series of Preferred Stock.

     Transfer Agent and Registrar. The transfer agent and registrar for the Preferred Stock will be set forth in the applicable Prospectus Supplement.

RESTRICTIONS ON TRANSFERS; EXCESS STOCK

     For the Company to qualify as a REIT under the Code, among other things, not more than 50% in value of its outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (defined in the Code to include certain entities) during the last half of a taxable year (other than the first year), and such capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year) or during a proportionate part of a shorter taxable year. The Charter of the Company contains provisions, designed to preserve the Company's qualification as a REIT, that limit any holder from owning, or being deemed to own by virtue of the attribution provisions of the Code either (i) more than 9.8% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of

Common Stock (the "Common Stock Ownership Limit") or (ii) shares of capital stock having a value that is more than 9.8% of the value of all outstanding capital stock of the Company (the "Ownership Limit"). The Charter provides that each person (which includes natural persons, corporations, trusts, partnerships and other entities) shall be deemed to own stock that such person (i) actually owns, (ii) constructively owns after applying attribution rules specified in the Code, and (iii) has the right to acquire upon exercise of any rights, options or warrants or conversion of any convertible securities held by such person. The fact that certain affiliated entities, such as separate mutual funds advised by the same investment adviser, may own more than 9.8% of all outstanding shares of Common Stock or of the value of all outstanding capital stock in the aggregate will not of itself result in either the Common Stock Ownership Limit or the Ownership Limit being exceeded, merely because a single person may be considered to be the "beneficial owner" of such stock for purposes of Section 13(g) of the Exchange Act. The Board of Directors may waive either the Common Stock Ownership Limit or the Ownership Limit if evidence satisfactory to the Board of Directors and the Company's tax counsel is presented that the changes in ownership will not then or in the future jeopardize the Company's status as a REIT.

     Any transfer of capital stock or any Security convertible into capital stock that would create direct or indirect ownership of capital stock in excess of either the Common Stock Ownership limit or the Ownership Limit or that would result in the disqualification of the Company as a REIT, including any transfer that results in the Company being "closely held" within the meaning of Section 856(h) of the Code, shall be null and void, and the intended transferee will acquire no rights to the capital stock. Shares of capital stock owned, or deemed to be owned, or transferred to a stockholder in excess of either the Common Stock Ownership Limit or the Ownership Limit will automatically be exchanged for shares of Excess Stock that will be transferred, by operation of law, to a trustee (to be named by the Board of Directors of the Company, but unaffiliated with the Company) as trustee for the exclusive benefit (except to the extent described below) of one or more charitable beneficiaries designated from time to time by the Company. The Excess Stock held in trust will be considered as issued and outstanding shares of stock of the Company, will be entitled to receive distributions declared by the Company and may be voted by the trustee for the exclusive benefit of the charitable beneficiary. Any dividend or distribution paid to a purported transferee of Excess Stock prior to the discovery by the Company that capital stock has been transferred in violation of the provisions of the Company's Charter (a "prohibited transfer") shall be repaid to the Company upon demand and thereupon paid over by the Company to the trustee. Any votes of holders of shares of capital stock purported to have been cast by a purported transferee prior to such discovery of a prohibited transfer will be retroactively deemed not to have been cast and may be recast by the trustee for the benefit of the charitable beneficiary, but said retroactive nullification or recast of the vote of the relevant shares of capital stock shall not adversely affect the rights of any person (other than the purported transferee) who has relied in good faith upon the effectiveness of the matter that was the subject of the stockholder action as to which such votes were cast.

     Excess Stock is not transferable. Subject to the redemption rights of the Company discussed below, the trustee of the trust may, however, sell and transfer the interest in the trust to a transferee in whose hands the interest in the trust representing Excess Stock would not be an interest in Excess Stock, and upon such sale the shares of Excess Stock represented by the sold interest shall be automatically exchanged for shares of capital stock of the class that was originally exchanged into such Excess Stock. Upon such sale, the trustee shall distribute to the purported transferee only so much of the sales proceeds as is not more than the price paid by the purported transferee in the prohibited transfer that resulted in the exchange of Excess Stock for the capital stock purported to have been transferred (or, if the purported transferee received such capital stock by gift, devise or otherwise without giving value for such stock, only an amount that does not exceed the market price for such stock, as determined in the manner set forth in the Charter, at the time of the prohibited transfer), and the trustee shall distribute all remaining proceeds from such sale to the charitable beneficiary.

     In addition to the foregoing transfer restrictions, the Company will have the right, for a period of 90 days during the time any Excess Stock is held by the trustee, to purchase all or any portion of the Excess Stock from the trustee for the lesser of the price paid for the capital stock by the original purported transferee (or, if the purported transferee received such capital stock by gift, devise or otherwise without giving value for such stock, the market price of the capital stock at the time of such prohibited transfer) or the market price of the capital stock on the date the Company exercises its option to purchase. Upon any such purchase by the Company, the trustee shall distribute the purchase price to the original purported transferee. The 90-day period begins on the date on which the Company receives written notice of the prohibited transfer or other event resulting in the exchange of capital stock for Excess Stock.

     The Charter provides that if the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee of any Excess Stock may be deemed, at the option of the Company, to have acted as an agent on behalf of the Company in acquiring the Excess Stock and to hold the Excess Stock on behalf of the Company.

     These restrictions will not preclude settlement of transactions on the New York Stock Exchange or any other stock exchange on which capital stock of the Company is listed. The foregoing restrictions on transferability and ownership also will not apply if the Board of Directors determines that it is no longer in the best interests of the Company to continue to qualify as a REIT.

     The Company's Charter requires that, upon demand by the Company, each stockholder and each proposed transferee of capital stock will disclose to the Company in writing any information with respect to the direct, indirect and constructive ownership of shares of stock as the Board of Directors deems necessary to comply with the provisions of the Code applicable to REITs, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

     The Ownership Limitation provided by the Company's Charter may have the effect of delaying, deferring or preventing the acquisition of control of the Company. However, the Charter provides that the Ownership Limit shall not apply to shares of capital stock acquired pursuant to an all cash tender offer for all outstanding shares of capital stock in conformity with applicable laws where not less than two-thirds of the outstanding shares of capital stock (not including securities held by the tender offeror and/or its affiliates and associates) are tendered and accepted pursuant to such tender offer and where the tender offeror commits in such tender offer, if the offer is accepted by the holders of two-thirds of the outstanding stock, promptly after the tender offeror's purchase of the tendered stock to give any non-tendering stockholders a reasonable opportunity to put their capital stock to the tender offeror at a price not less than that paid pursuant to the tender offer.

CERTAIN PROVISIONS OF MARYLAND LAW

     The following summary of certain provisions of the MGCL does not purport to be complete and is qualified in its entirety by reference to the MGCL.

     Business Combinations. Under the MGCL, certain "business combinations" (including a merger, consolidation, share exchange, or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any person who beneficially owns 10% or more of the voting power of the corporation's shares of capital stock or an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation (an "Interested Stockholder") or an affiliate thereof are prohibited for five years after the most recent date on which the Interested Stockholder becomes an Interested Stockholder. Thereafter, any such business combination must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of outstanding voting shares of the corporation other than shares held by the Interested Stockholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the corporation's common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the Interested Stockholder becomes an Interested Stockholder.

     Pursuant to authority contained in the MGCL, the Company's Board of Directors has adopted a resolution providing that the "business combination" provisions of the MGCL shall not apply to the Company, reserving however the right to offer, revoke or repeal such resolution if the Board of Directors determines that such alteration, revocation or repeal is in the best interest of the Company and its stockholders.

     Control Share Acquisitions. The MGCL provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror or by officers or directors who are employees of the corporation. "Control shares" are voting shares of stock that, if aggregated with all other shares of stock previously acquired by that person, or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, or (ii) one-third or more but less than a majority, or (iii) a majority of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

     A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any meeting of stockholders.

     If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have been previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of the appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition, and certain limitations and restrictions otherwise applicable to the exercise of dissenters' rights do not apply in the context of a control share acquisition.

     The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or to acquisitions approved or exempted by a corporation's articles of incorporation or bylaws.

     The Company's Bylaws contain a provision exempting any and all acquisitions of the Company's shares of capital stock from the control shares provision of the MGCL. The Board of Directors, however, by vote of two-thirds of its members, has authority at any time, without stockholder approval, to repeal or amend such exemption, whether before or after an acquisition of control shares, if it determines that such repeal or amendment is in the best interests of the stockholders of the Company. Alternatively, the Bylaws may be amended or repealed by the affirmative vote of a majority of the Board of Directors and a majority of all votes cast by holders of stock entitled to vote generally in the election of directors.

         DESCRIPTION OF DEPOSITARY SHARES REPRESENTING PREFERRED STOCK

GENERAL

     The Company may issue receipts ("Depositary Receipts") for Depositary Shares, each of which will represent a fractional interest of a share of a particular series of Preferred Stock, as specified in the applicable Prospectus Supplement. Shares of Preferred Stock of each series represented by Depositary Shares will be deposited under a separate Deposit Agreement (each, a "Deposit Agreement") among the Company, the depositary named therein (the "Preferred Shares Depositary") and the holders from time to time of the Depositary Receipts. Subject to the terms of the Deposit Agreement, each owner of a Depositary Receipt will be entitled, in proportion to the fractional interest of a share of a particular series of Preferred Stock represented by the Depositary Shares evidenced by such Depositary Receipt, to all rights and preferences of the Preferred Stock represented by such Depositary Shares (including dividend, voting, conversion, redemption and liquidation rights).

     The Depositary Shares will be evidenced by Depositary Receipts issued pursuant to the applicable Deposit Agreement. Immediately following the issuance and delivery of the Preferred Stock by the Company to the Preferred Shares Depositary, the Company will cause the Preferred Shares Depositary to issue, on behalf of the Company, the Depositary Receipts. Copies of the applicable form of Deposit Agreement and Depositary Receipt may be obtained from the Company upon request, and the following summary of the form thereof that will be incorporated as an exhibit to the Registration Statement of which this Prospectus is a part at the time of the offering of the Depository Shares is qualified in its entirety by reference thereto.

DIVIDENDS AND OTHER DISTRIBUTIONS

     The Preferred Shares Depositary will distribute all cash dividends or other cash distributions received in respect of the Preferred Stock to the record holders of Depositary Receipts evidencing the related Depositary Shares in proportion to the number of such Depositary Receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the Preferred Shares Depositary.

     In the event of a distribution other than in cash, the Preferred Shares Depositary will distribute property received by it to the record holders of Depositary Receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the Preferred Shares Depositary, unless the Preferred Shares Depositary determines that it is not feasible to make such distribution, in which case the Preferred Shares Depositary may, with the approval of the Company, sell such property and distribute the net proceeds from such sale to such holders.

WITHDRAWAL OF SHARES

     Upon surrender of the Depositary Receipts at the corporate trust office of the Preferred Shares Depositary (unless the related Depositary Shares have previously been called for redemption), the holders thereof will be entitled to delivery at such office, to or upon such holder's order, of the number of whole or fractional shares of Preferred Stock and any money or other property represented by the Depositary Shares evidenced by such Depositary Receipts. Holders of Depositary Receipts will be entitled to receive whole or fractional shares of the related Preferred Stock on the basis of the proportion of Preferred Stock represented by each Depositary Share as specified in the applicable Prospectus Supplement, but holders of such shares of Preferred Stock will not thereafter be entitled to receive Depositary Shares therefor. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of shares of Preferred Stock to be withdrawn, the Preferred Shares Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares. The Company does not expect that there will be any public market for shares of Preferred Stock that are withdrawn as described in this paragraph.

REDEMPTION OF DEPOSITARY SHARES

     Whenever the Company redeems shares of Preferred Stock held by the Preferred Shares Depositary, the Preferred Shares Depositary will redeem as of the same redemption date the number of Depositary Shares representing the shares of Preferred Stock so redeemed, provided the Company shall have paid in full to the Preferred Shares Depositary the redemption price of the Preferred Stock to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per Depositary Share will be equal to the redemption price and any other amounts per share payable with respect to the Preferred Stock. If fewer than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional Depositary Shares) or by any other equitable method determined by the Company.

     From and after the date fixed for redemption, all dividends in respect of shares of Preferred Stock so called for redemption will cease to accrue, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the Depositary Receipts evidencing the Depositary Shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such Depositary Receipts were entitled upon such redemption upon surrender thereof to the Preferred Shares Depositary.

VOTING

     Upon receipt of notice of any meeting at which the holders of shares of Preferred Stock are entitled to vote, the Preferred Shares Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Receipts evidencing the Depositary Shares which represent such shares of Preferred Stock. Each record holder of Depositary Receipts evidencing Depositary Shares on the record date (which will be the same date as the record date for the Preferred Stock) will be entitled to instruct the Preferred Shares Depositary as to the exercise of the voting rights pertaining to the amount of Preferred Stock represented by such holder's Depositary Shares. The Preferred Shares Depositary will vote the amount of Preferred Stock represented by such Depositary Shares in accordance with such instructions, and the Company will agree to take all reasonable action which may be deemed necessary by the Preferred Shares Depositary in order to enable the Preferred Shares Depositary to do so. The Preferred Shares Depositary will abstain from voting the amount of Preferred Stock represented by such Depositary Shares to the extent it does not receive specific instructions from the holders of Depositary Receipts evidencing such Depositary Shares. The Preferred Shares Depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the Preferred Shares Depositary.

LIQUIDATION PREFERENCE

     In the event of the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of each Depositary Receipt will be entitled to the fraction of the liquidation preference accorded each share of Preferred Stock represented by the Depositary Share evidenced by such Depositary Receipt, as set forth in the applicable Prospectus Supplement.

CONVERSION

     The Depositary Shares, as such, are not convertible into shares of Common Stock or any other securities or property of the Company. Nevertheless, if so specified in the applicable Prospectus Supplement relating to an offering of the Depositary Shares, the Depositary Receipts may be surrendered by holders thereof to the Preferred Shares Depositary with written instructions to the Preferred Shares Depositary to instruct the Company to cause conversion of the Preferred Stock represented by the Depositary Shares evidenced by such Depositary Receipts into whole shares of Common Stock, other shares of Preferred Stock of the Company or other shares of beneficial interest, and the Company has agreed that, upon receipt of such instructions and any amounts payable in respect thereof, it will cause the conversion thereof utilizing the same procedures as those provided for delivery of shares of Preferred Stock to effect such conversion. If the Depositary Shares evidenced by a Depositary Receipt are to be converted in part only, a new Depositary Receipt will be issued for any Depositary Shares not to be converted. No fractional shares of Common Stock will be issued upon conversion, and if such conversion will result in a fractional share being issued, an amount will be paid in cash by the Company equal to the value of the fractional interest based upon the closing price of the Common Stock on the last business day prior to the conversion.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

     The form of Depositary Receipt evidencing the Depositary Shares which represent the Preferred Stock and any provision of the Deposit Agreement may at any time be amended by agreement between the Company and the Preferred Shares Depositary. However, any amendment that materially and adversely alters the rights of the holders of Depositary Receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related Preferred Stock will not be effective unless such amendment has been approved by the existing holders of at least a majority of the Depositary Shares evidenced by the Depositary Receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the Deposit Agreement, of any holder of Depositary Receipts to surrender any Depositary Receipt with instructions to deliver to the holder the related Preferred Stock and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding Depositary Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Depositary Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.

     The Deposit Agreement may be terminated by the Company upon not less than 30 days' prior written notice to the Preferred Shares Depositary if (i) such termination is necessary to preserve the Company's status as a REIT or (ii) at least two-thirds of each series of Preferred Stock affected by such termination consents to such termination, whereupon the Preferred Shares Depositary shall deliver or make available to each holder of Depositary Receipts, upon surrender of the Depositary Receipts held by such holder, such number of whole or fractional shares of Preferred Stock as are represented by the Depositary Shares evidenced by such Depositary Receipts together with any other property held by the Preferred Shares Depositary with respect to such Depositary Receipt. The Company has agreed that, if the Deposit Agreement is terminated to preserve the Company's status as a REIT, the Company will use its best efforts to list the shares of Preferred Stock issued upon surrender of the related Depositary Shares on a national securities exchange. In addition, the Deposit Agreement will automatically terminate if (a) all outstanding Depositary Shares shall have been redeemed or converted, or (b) there shall have been a final distribution in respect of the related Preferred Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the holders of Depositary Receipts evidencing the Depositary Shares representing such Preferred Stock.

CHARGES OF PREFERRED SHARES DEPOSITARY

     The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the Deposit Agreement. In addition, the Company will pay the fees and expenses of the Preferred Shares Depositary in connection with the performance of its duties under the Deposit Agreement. However, holders of Depositary Receipts will pay certain other transfer and other taxes and governmental charges as well as the fees and expenses of the Preferred Shares Depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the Deposit Agreement.

RESIGNATION AND REMOVAL OF DEPOSITARY

     The Preferred Shares Depositary may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time remove the Preferred Shares Depositary, any such resignation or removal to take effect upon the appointment of a successor Preferred Shares Depositary. A successor Preferred Shares Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

MISCELLANEOUS

     The Preferred Shares Depositary will forward to holders of Depositary Receipts any reports and communications from the Company which are received by the Preferred Shares Depositary with respect to the related Preferred Stock.

     Neither the Preferred Shares Depositary nor the Company will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the Deposit Agreement. The obligations of the Company and the Preferred Shares Depositary under the Deposit Agreement will be limited to performing their duties thereunder in good faith and without negligence or willful misconduct, and the Company and the Preferred Shares Depositary will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Receipts, Depositary Shares or shares of Preferred Stock represented thereby unless satisfactory indemnity is furnished. The Company and the Preferred Shares Depositary may rely on written advice of counsel or accountants, or information provided by persons presenting shares of Preferred Stock represented thereby for deposit, holders of Depositary Receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

     In the event the Preferred Shares Depositary shall receive conflicting claims, requests or instructions from any holders of Depositary Receipts, on the one hand, and the Company, on the other hand, the Preferred Shares Depositary shall be entitled to act on such claims, requests or instructions received from the Company.

                       DESCRIPTION OF WARRANTS OR RIGHTS

     The Company may issue warrants or rights (collectively, the "Warrants") for the purchase of any series of Debt Securities, Depositary Shares or shares of any class of capital stock of the Company. Warrants may be issued independently or together with any other Securities and may be attached to or separate from such Securities. Each series of Warrants will be issued under a separate warrant agreement or rights agreement (each, a "Warrant Agreement") to be entered into between the Company and a warrant agent or rights agent ("Warrant Agent"). The Warrant Agent will act solely as an agent of the Company in connection with the Warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of Warrants.

     The applicable Prospectus Supplement will describe the following terms, where applicable, of the Warrants in respect of which this Prospectus is being delivered: (i) the title of such Warrants; (ii) the aggregate number of such Warrants; (iii) the price or prices at which such Warrants will be issued; (iv) the designation, aggregate principal amount and terms of the Securities purchasable upon exercise of such Warrants; (v) the designation and terms of the Securities, if any, with which such Warrants are issued and the number of such Warrants issued with each such Security; (vi) if applicable, the date on and after which such Warrants and the related Securities will be separately transferable; (vii) the price at which the Securities purchasable upon exercise of such Warrants may be purchased; (viii) the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire; (ix) the minimum or maximum amount of such Warrants which may be exercised at any one time; (x) information with respect to book-entry procedures, if any; (xi) a discussion of certain applicable federal income tax considerations; and (xii) any other terms of such Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Warrants.

                       DESCRIPTION OF UNITS OF SECURITIES

     The Company may issue Units consisting of two or more other constituent Securities, which Units may be issuable as, and for the period of time specified therein may be transferable as, a single Security only, as distinguished from the separate constituent Securities comprising such Units. Any such Units will be offered pursuant to a Prospectus Supplement which will (i) identify and designate the title of any series of Units; (ii) identify and describe the separate constituent Securities comprising such Units; (iii) set forth the price or prices at which such Units will be issued; (iv) describe, if applicable, the date on and after which the constituent Securities comprising the Units will become separately transferable;
(v) provide information with respect to book-entry procedures, if any; (vi) discuss certain applicable federal income tax considerations relating to the Units; and (vii) describe any other terms of the Units and their constituent Securities.

                       FEDERAL INCOME TAX CONSIDERATIONS

     The Company has elected to qualify as a REIT under the Code. In the opinion of Goodwin, Procter & Hoar LLP, the Company has been organized in conformity with the requirements for qualification as a REIT under the Code, and its manner of operation has met and will continue to meet the requirements for qualification and taxation as a REIT under the Code. This opinion is based on various assumptions and is conditioned upon representations made by the Company as to factual matters and the continuation of such factual matters. Investors should be aware, however, that opinions of counsel are not binding upon the Internal Revenue Service or any court. Moreover, such qualification and taxation as a REIT in any tax year depends upon the Company's ability to meet in its actual results for the tax year the various source of income, ownership of assets, distribution and diversity of ownership requirements of the Code for qualification as a REIT, which results will not be reviewed by Goodwin, Procter & Hoar LLP. Accordingly, no assurance can be given that the actual results of the Company for any particular tax year will in fact satisfy the requirements for qualification. Likewise, although the Company believes that it has operated in a manner which satisfies the REIT qualification requirements under the Code for all years since and including 1987, no assurance can be given that the Company's qualification as a REIT will not be challenged by the Internal Revenue Service for taxable years still subject to audit.

     The provisions of the Code pertaining to REITs are highly technical and complex. The following is a brief and very general summary of certain provisions which currently govern the federal income tax treatment of the Company and its stockholders. For the particular provisions which govern the federal income tax treatment of the Company and its stockholders, reference is made to Sections 856 through 860 of the Code and the income tax regulations promulgated thereunder. The following summary is qualified in its entirety by such reference. This discussion does not address any state tax considerations or issues that arise as a result of an investor's special circumstances or special status under the Code.

     Under the Code, if certain requirements are met in a taxable year, including the requirement that the REIT distribute to the stockholders at least 95% of its real estate investment trust taxable income for the taxable year, a REIT will generally not be subject to federal income tax with respect to income which it distributes to its stockholders. However, the Company may be subject to federal income tax under certain circumstances, including taxes at regular corporate rates on any undistributed REIT taxable income, the alternative minimum tax on its items of tax preference, and taxes imposed on income and gain generated by certain extraordinary transactions. If the Company fails to qualify during any taxable year as a REIT, unless certain relief provisions are available, it will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates, which could have a material adverse effect upon the Company and its ability to make distributions to its stockholders. For additional discussion of certain issues relating to the Company's qualification as a REIT, see "Risk Factors -- Consequences of Failure to Qualify as a REIT."

     As long as the Company qualifies as a REIT, distributions made to the Company's taxable U.S. stockholders out of current or accumulated earnings and profits (and not designated as a capital gain dividends) will be taken into account by such U.S. stockholders as ordinary income and will not be eligible for the dividends received deduction generally available to corporations. As used herein, the term "U.S. stockholder" means a holder of Common Stock that for U.S. federal income tax purposes is (i) a citizen or resident of the United States, (ii) a corporation, partnership, or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or
(iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source and (iv) does not have special status under the Code, such as tax-exempt organization; provided, however, for taxable years beginning after December 31, 1996 (or certain earlier periods if the trust so elects) trusts are to be included as "U.S. stockholders" only if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Company's actual net capital gain for the taxable year) without regard to the period for which the stockholder has held his Common Stock. However, corporate stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Distributions in excess of current and accumulated earnings and profits will not be taxable to a stockholder to the extent that they do not exceed the adjusted basis of the stockholder's Common Stock, but rather will reduce the adjusted basis of such stock. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of stockholder's Common Stock, the distribution will be included in income as long-term capital gain (or short-term capital gain if the Common Stock has been held for one year or less) assuming the Common Stock is a capital asset in the hands of the stockholder. In addition, any dividend declared by the Company in October, November or December of any year and payable to a stockholder of record on a specified date in any such month shall be treated as both paid by the Company and received by the stockholder on December 31 of such year, provided that the distribution is actually paid by the Company during January of the following calendar year.

     Investors are urged to consult their own tax advisors with respect to the tax consequences arising under federal law and the laws of any state, municipality or other taxing jurisdiction. Foreign investors should consult their own tax advisors concerning the tax consequences of an investment in the Company, including the possibility of United States income tax withholding on Company distributions.

                              PLAN OF DISTRIBUTION

     The Company may sell Securities through underwriters or dealers, directly to one or more purchasers, or through agents.

     The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale or at prices related to such prevailing market prices, or at negotiated prices.

     In connection with the sale of Securities, underwriters or agents may receive compensation from the Company or from purchasers of Securities, for whom they may act as agents, in the form of discounts, concessions, or commissions. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers, and agents that participate in the distribution of Securities may be deemed to be underwriters, and any discounts or commissions they receive from the Company, and any profit on the resale of Securities they realize may be deemed to be underwriting discounts and commissions, under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from the Company will be described, in the applicable Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, each series of Securities will be a new issue with no established trading market, other than the Common Stock which is listed on the NYSE. Any shares of Common Stock sold pursuant to a Prospectus Supplement will be listed on the NYSE, subject to official notice of issuance. The Company may elect to list any series of Debt Securities or Preferred Stock on an exchange, but is not obligated to do so. It is possible that one or more underwriters may make a market in a series of Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of, or the trading market for, the Securities.

     Under agreements into which the Company may enter, underwriters will be, and dealers and agents who participate in the distribution of Securities may be, entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act.

     Underwriters, dealers and agents may engage in transactions with, or perform services for, or be customers of, the Company in the ordinary course of business.

     If so indicated in the applicable Prospectus Supplement, the Company may itself, or may authorize underwriters or other persons acting as the Company's agents to, solicit offers by certain institutions to purchase Securities from the Company pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Company. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

     In order to comply with the securities laws of certain states, if applicable, the Securities offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers.

                                 LEGAL MATTERS

     The validity of the Securities that are subject to this Prospectus will be passed upon for the Company by Goodwin, Procter & Hoar LLP, Boston, Massachusetts. In the case of an underwritten public offering, certain legal matters will be passed upon for the Underwriters by legal counsel named in the applicable Prospectus Supplement.

                                    EXPERTS

     The financial statements and related financial statement schedules incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The BRE Portfolio's Combined Statement of Gross Income and Direct Operating Expenses for each of the three years in the period ended December 31, 1996 incorporated by reference herein has been audited by Ernst & Young LLP, independent auditors, as stated in their report thereon incorporated herein and has been so incorporated by reference herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The combined statements of revenue and direct operating expenses of The Downey Portfolio for each of the years in the three-year period ended December 31, 1996, have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. Such report contains a paragraph that states that the combined statements of revenue and certain expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in note 1. It is not intended to be a complete presentation of The Downey Portfolio's combined revenue and expenses.

======================================================

NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THE OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Available Information................     2
Incorporation of Certain Documents by
  Reference..........................     2
The Company..........................     3
Ratio of Earnings to Fixed Charges...     3
Use of Proceeds......................     3
Risk Factors.........................     4
Description of Debt Securities.......    10
Description of Capital Stock.........    23
Description of Depositary Shares
  representing Preferred Stock.......    33
Description of Warrants or Rights....    36
Description of Units of Securities...    36
Federal Income Tax Considerations....    37
Plan of Distribution.................    38
Legal Matters........................    39
Experts..............................    39

======================================================
======================================================

                                  $321,728,125
                                BURNHAM PACIFIC
                                PROPERTIES, INC.

                                DEBT SECURITIES
                                  COMMON STOCK
                                PREFERRED STOCK
                         DEPOSITARY SHARES REPRESENTING
                                PREFERRED STOCK
                               WARRANTS OR RIGHT
                              UNITS OF SECURITIES
                            ------------------------

                                   PROSPECTUS
                            ------------------------
                                 JULY 18, 1997

======================================================

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The expenses in connection with the issuance and distribution of the securities being registered will be borne by the Company and are set forth in the following table (all amounts except the registration fee are estimated):

     Registration fee.......................................................  $   60,607
     NASD fee...............................................................      30,500
     Legal fees and expenses................................................     400,000
     Blue Sky expenses......................................................      15,000
     Accounting fees and expenses...........................................     150,000
     Printing fees and expenses.............................................     300,000
     Transfer Agency/Trustee Fees...........................................      25,000
     Miscellaneous..........................................................      18,893
     Total..................................................................  $1,000,000
                                                                              ==========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Maryland General Corporation Law ("MGCL") permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The charter of Burnham Pacific Properties, Inc. (the "Company") contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

     The charter of the Company authorizes it, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any individual who is a present or former director, officer, employee or agent of the Company or of its predecessor, Burnham Pacific Properties, Inc., a California corporation (the "Predecessor Corporation") or (ii) any individual who, while a director of the Company or Predecessor Corporation and at the request of the Company or Predecessor Corporation, serves or has served as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise. The Bylaws of the Company obligate it, to the maximum extent permitted by Maryland law, to indemnify (a) any individual who is a present or former director, officer, employee or agent of the Company or Predecessor Corporation or (b) any individual who, while a director of the Company or Predecessor Corporation and at the request of the Company or Predecessor Corporation, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee.

     The MGCL requires a corporation (unless its charter provides otherwise, which the Company's charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. In addition, the MGCL allows a corporation to advance expenses to a director or officer, provided that, as a condition to advancing expenses, the corporation obtains (x) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation as authorized by the bylaws and (y) a written statement by or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

ITEM 16.  EXHIBITS.

EXHIBIT NO.                                      DESCRIPTION
-----------   ----------------------------------------------------------------------------------
      1.1     Form of Underwriting Agreement for Common Stock, incorporated by reference to
              Exhibit 1.0 to Post-Effective Amendment No. 3 to Registration Statement No.
              33-68712.
    **1.2     Form of Underwriting Agreement for Debentures.
      3.1     Charter of the Company, as amended and restated May 6, 1997, incorporated by reference to pages B-1 through B-13 of the Company's Proxy Statement for its 1997
              Annual Meeting, filed March 31, 1997.
      3.2     Bylaws of the Company, incorporated by reference to pages C-1 through C-13 of the
              Company's Proxy Statement for its 1997 Annual Meeting, filed March 31, 1997.
      4.1     Articles VI and VII of Charter of the Company -- See Exhibit 3.1.
      4.2     Bylaws of the Company -- See Exhibit 3.2.
      4.3     Form of stock certificate for Common Stock of the Company, incorporated by reference to Exhibit 4.0 to Registration Statement No. 33-20489 and subsequently overprinted to state "THE CORPORATION IS NOW INCORPORATED IN THE STATE OF MARYLAND
              WITH $0.01 PAR VALUE PER SHARE."
    **4.4     Preferred Stock terms as set forth in resolutions of the Board of Directors.
    **4.5     Form of stock certificate for Preferred Stock.
    **4.6     Form of Deposit Agreement (including form of Depositary Receipt).
    **4.7     Form of Warrant Agreement.
    **4.8     Form of Trust Indenture for Senior Debt Security (including text of such
              Security).
    **4.9     Form of Trust Indenture for Subordinated Debt Security (including text of such
              Security).
     *5.1     Opinion of Goodwin, Procter & Hoar LLP as to legality of Securities (including consent).
     *8.1     Tax Opinion of Goodwin, Procter & Hoar LLP.
    *12.1     Computation of Ratio of Earnings to Fixed Charges.
    *23.1     Consent of Deloitte & Touche LLP.
    *23.2     Consent of Ernst & Young LLP.
    *23.3     Consent of KPMG Peat Marwick LLP.
     23.4     Consent of Goodwin, Procter & Hoar LLP (Included in Exhibits 5.1 and 8.1).
   **25.1     Statement of Eligibility of Trustee.

---------------

 *  Filed herewith

**  To be filed by amendment or incorporated by subsequent reference.

ITEM 17.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act")

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the undersigned registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission (the "Commission") such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended, in accordance with the rules and regulations prescribed by the Commission under
Section 305(b)(2) of the Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 18th day of July, 1997.

                                            BURNHAM PACIFIC PROPERTIES, INC.

                                                   /s/ J. DAVID MARTIN
                                            By: ................................
                                                       J. DAVID MARTIN

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated, each of whom also constitutes and appoints J. David Martin and Daniel B. Platt, and each of them singly, his true and lawful attorney-in-fact and agent, for him, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and/or any Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, relating to additional securities of the same class(es) as offered in an offering of Securities pursuant to this Registration Statement, and to file the same and all exhibits thereto, and any other documents in connection therewith with the Securities and Exchange Commission, granting unto each attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

                   NAME                                 TITLE                      DATE
------------------------------------------  ------------------------------    --------------

           /s/ J. DAVID MARTIN              President, Chief Executive         July 18, 1997
 ........................................   Officer (Principal Executive
             J. DAVID MARTIN                Officer) and Director

           /s/ DANIEL B. PLATT              Chief Financial Officer            July 18, 1997
 ........................................
             DANIEL B. PLATT

          /s/ JEFFREY R. FISHER             Director of Finance and            July 18, 1997
 ........................................   Treasurer (Principal
            JEFFREY R. FISHER               Accounting Officer)

            /s/ MALIN BURNHAM               Director                           July 18, 1997
 ........................................
              MALIN BURNHAM

         /s/ JAMES D. HARPER, JR.           Director                           July 18, 1997
 ........................................
           JAMES D. HARPER, JR.

          /s/ JAMES D. KLINGBEIL            Director                           July 11, 1997
 ........................................
            JAMES D. KLINGBEIL

            /s/ DONNE P. MOEN               Director                           July 18, 1997
 ........................................
              DONNE P. MOEN

                   NAME                                 TITLE                      DATE
------------------------------------------  ------------------------------    --------------

            /s/ THOMAS A. PAGE              Director                           July 18, 1997
 ........................................
              THOMAS A. PAGE

          /s/ PHILIP S. SCHLEIN             Director                           July 18, 1997
 ........................................
            PHILIP S. SCHLEIN

          /s/ RICHARD R. TARTRE             Director                           July 18, 1997
 ........................................
            RICHARD R. TARTRE

            /s/ ROBIN WOLANER               Director                           July 18, 1997
 ........................................
              ROBIN WOLANER

                                 EXHIBIT INDEX

EXHIBIT NO.                                      DESCRIPTION
-----------   ----------------------------------------------------------------------------------
     1.1      Form of Underwriting Agreement for Common Stock, incorporated by reference to
              Exhibit 1.0 to Post-Effective Amendment No. 3 to Registration Statement No.
              33-68712.
   **1.2      Form of Underwriting Agreement for Debentures.
     3.1      Charter of the Company, as amended and restated May 6, 1997, incorporated by reference to pages B-1 through B-13 of the Company's Proxy Statement for its 1997
              Annual Meeting, filed March 31, 1997.
     3.2      Bylaws of the Company, incorporated by reference to pages C-1 through C-13 of the
              Company's Proxy Statement for its 1997 Annual Meeting, filed March 31, 1997.
     4.1      Articles VI and VII of Charter of the Company -- See Exhibit 3.1.
     4.2      Bylaws of the Company -- See Exhibit 3.2.
     4.3      Form of stock certificate for Common Stock of the Company, incorporated by reference to Exhibit 4.0 to Registration Statement No. 33-20489 and subsequently overprinted to state "THE CORPORATION IS NOW INCORPORATED IN THE STATE OF MARYLAND
              WITH $0.01 PAR VALUE PER SHARE."
   **4.4      Preferred Stock terms as set forth in resolutions of the Board of Directors.
   **4.5      Form of stock certificate for Preferred Stock.
   **4.6      Form of Deposit Agreement (including form of Depositary Receipt).
   **4.7      Form of Warrant Agreement.
   **4.8      Form of Trust Indenture for Senior Debt Security (including text of such
              Security).
   **4.9      Form of Trust Indenture for Subordinated Debt Security (including text of such
              Security).
    *5.1      Opinion of Goodwin, Procter & Hoar LLP as to legality of Securities (including consent).
    *8.1      Tax Opinion of Goodwin, Procter & Hoar LLP.
   *12.1      Computation of Ratio of Earnings to Fixed Charges.
   *23.1      Consent of Deloitte & Touche LLP.
   *23.2      Consent of Ernst & Young LLP.
   *23.3      Consent of KPMG Peat Marwick LLP.
    23.4      Consent of Goodwin, Procter & Hoar LLP (Included in Exhibits 5.1 and 8.1).
  **25.1      Statement of Eligibility of Trustee.

---------------

 *  Filed herewith

**  To be filed by amendment or incorporated by subsequent reference.